Exhibit 99.1
SECOND QUARTER 2009
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Dave Miller, Investor Relations
901-523-4162
dwmiller@firsthorizon.com

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in FHN’s most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain capital-related non-GAAP ratios are included in this financial supplement. FHN’s management believes such ratios are relevant to understanding the capital position of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible common assets, tangible book value per common share, tier 1 common to risk weighted assets, and adjusted tangible common equity to risk weighted assets. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as these ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Refer to the reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP ratios on page 34 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

**	In the second quarter, FHN reviewed cost allocation and funds transfer pricing methodologies used to determine segment performance. As a result of this review, certain of these methodologies were revised affecting all segments. Additionally, activities related to Low Income Housing Investments were moved from Regional Banking to Corporate. For comparability, previously reported amounts have been revised to reflect these changes.
Regional Banking
- Traditional banking services for consumers and business

- Activities include lending and deposit taking, investments, insurance, financial planning, trust services, asset management, cash management, and health savings accounts

- Primarily southeastern US footprint, with approximately 200 financial centers in Tennessee and nearby markets

- First Tennessee banking franchise and middle market lending are key businesses
Capital Markets
- Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

- Other capital markets products include:
- Equity research, portfolio advisory, derivatives, and loan trading
- Correspondent banking provides credit, depository, and other banking related services to other financial institutions
National Specialty Lending
- Wind-down portfolio that includes lending activities such as consumer lending and construction lending outside Regional Banking footprint

- Construction lending includes national home builder, one-time close, and commercial real estate portfolios
- In January 2008, FHN announced the discontinuation of national home builder and commercial real estate lending through its First Horizon Construction Lending offices
- Consumer lending consists mainly of national retail-originated home equity loans and lines
Mortgage Banking
- Primarily consists of first lien mortgage originations in the Tennessee market and legacy servicing

- In a transaction that closed on August 31, 2008, First Horizon National Corp sold its mortgage servicing platform and origination offices outside Tennessee to MetLife Bank, N.A.
Corporate
- Includes executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities and legal functions

- Also includes funding function for the corporation and any impact from balance sheet positioning

PERFORMANCE HIGHLIGHTS

Summary of Second Quarter 2009 Significant Items (in millions)

Segment	Item	Income Statement	Pre-Tax		Comments
National Specialty Lending	Repurchase Reserves	Noninterest income: Other		$(12.0)	Increase in consumer equity lending repurchase reserves due to higher estimated repurchase activity.

Mortgage Banking	Foreclosure/Repurchase Provision	Noninterest expense: Other		$(29.1)	Increase in losses related to legacy origination platform from mortgage foreclosure and repurchase activity.

	Reinsurance Reserve	Noninterest expense: Other		$(8.1)	Increase in PMI reinsurance liability due to increasing mortgage default expectations.

	Warehouse Valuation	Noninterest income: Mortgage Banking	~ $	(10)	Mortgage warehouse valuation adjustment.

All Segments	FDIC Special Assessment	Noninterest expense: Other		$(12.6)	FDIC special assessment allocated to segments.

Various	OREO Fair Value Adjustments and Expenses	Noninterest expense: Other		$(21.8)	Primarily reflects depreciation in the fair value of OREO.

(Second Quarter 2009 vs. First Quarter 2009)

Asset Quality
-	NPAs decreased $19.1 million to $1.2 billion, NPA ratio increased to 615 basis points from 598 basis points
-	Reflects approximately $13 million reduction in OREO balances
-	Ratio increase primarily reflects overall decrease in loans and slight decrease in NPAs
-	Provision decreased to $260.0 million in the second quarter compared to $300.0 million in first quarter
-	Overall portfolio deterioration moderated somewhat in second quarter 2009
-	Consumer Portfolio
-	Home equity required reserve levels relatively flat due to moderation in delinquency v. recent experience
-	Tennessee delinquency remained flat
-	National delinquency trends deteriorated somewhat
-	Permanent mortgage reserves up as deterioration continued and severities increase
-	OTC provisioning reflects recognition of higher inherent loss content, slight reserve decrease
-	Commercial portfolio
-	Delinquency trends moderated
-	Residential CRE reserve amount stable as national portfolio winds down
-	Income CRE and C&I reserves up as economic conditions continue to impact these portfolios
-	Net charge-offs were 477 annualized basis points of average loans driven by income CRE, permanent mortgage, home equity, and OTC portfolios
-	Net charge-offs of $239.4 million in second quarter compared to $208.3 million in prior quarter
-	Charging off almost all impaired commercial loan balances down to most likely estimate of collateral value net of costs to sell
-	Allowance as a percentage of loans ratio increased to 491 basis points from 457 basis points in prior quarter
Capital
-	Continued quarterly dividend payable in common stock
-	Current ratios improve and continue to benefit from balance sheet contraction (estimated based on period end balances)
-	7.3% for tangible common equity to tangible assets
-	15.4% for Tier 1
-	20.6% for Total Capital
-	9.5% for Tier 1 Common
-	CPP Preferred dividend of $14.8 million in second quarter
-	$10.8 million effect of cash dividend
-	$4.0 million of amortization to accrete initial discounted book value up to face value

PERFORMANCE HIGHLIGHTS (continued)

(Second Quarter 2009 vs. First Quarter 2009)

Regional Banking
-	Net interest margin increased to 4.71% compared to 4.50% in first quarter
-	Reflects increase in commercial loan and deposit spreads and decrease in earning assets
-	Noninterest income increased to $81.4 million from $76.3 million
-	Seasonal increase in fee income, primarily from deposit accounts
-	Provision expense decreased to $51.0 million from $97.8 million
-	Improvement in Regional Banking home equity portfolio

-	Increased reserves on C&I portfolio
-	Noninterest expense was flat at $168.4 million compared to $168.2 million in prior quarter
-	Personnel expense declined by $3.0 million
-	First quarter affected by life insurance reserve adjustment
-	Foreclosure losses increased $3.3 million

-	Second quarter NIOE impacted by $5.0 million allocation of FDIC special assessment
Capital Markets
-	Fixed income revenues were $170.1 million in second quarter compared to $197.0 million in prior quarter

-	Other product revenues were $19.5 million in second quarter compared to $19.7 million in first quarter

-	Provision expense increased to $21.1 million from $14.0 million
-	Primarily reflects continued stress on trust preferred loan portfolios
-	Noninterest expense decreased $37.6 million to $114.4 million
-	Primarily due to a reduced rate of incentive provisioning and decreased production levels

-	Second quarter NIOE impacted by $2.3 million allocation of FDIC special assessment
National Specialty Lending
-	Period-end loans declined approximately $.5 billion

-	Provision for loan losses of $176.3 million continues to reflect deterioration within national construction and consumer lending portfolios

-	Noninterest income decreased sequentially to a loss of $9.1 million
-	Charge of $12.0 million recognized in second quarter for repurchase reserves, $10.0 million recognized in first quarter
-	Repurchase activity due to representations and warranties made on prior loan sales
-	Noninterest expense increased to $41.0 million compared to $31.9 million in the first quarter
-	Increase due to higher losses on foreclosed properties and $2.9 million allocation of FDIC special assessment
Mortgage Banking
-	Noninterest other income declined to $19.2 million compared to $121.2 million in first quarter
-	Decline in net servicing income of $85.0 million
-	Positive hedging results were $7.0 million compared to $84.7million in the first quarter due to rate volatility and change in hedge profile

-	Servicing fees declined consistent with the decline in average MSR
-	Completed bulk MSR sale in second quarter of approximately $77.6 million
-	Decreased origination income
-	Negative warehouse valuation adjustments of approximately $10 million, adjustments minimal in first quarter

-	Tennessee mortgage fundings increased in second quarter due to refinance activity
-	Noninterest expense increased to $63.2 million in second quarter compared to $47.9 million in prior quarter
-	Provisioning for foreclosure and repurchase losses related to legacy origination platform of $29.1 million in second quarter
-	Increase of $16.8 million from first quarter
-	Second quarter PMI reinsurance liability charges of $8.1 million, down from $14.3 million in the first quarter
-	Reflects increased mortgage default expectations
-	Provision expense increased to $11.5 million due to deterioration in permanent mortgage portfolio
Corporate Segment
-	Minimal second quarter net charges related to restructuring, repositioning and efficiency initiatives
-	Prior quarter included $4.7 million of net charges for these initiatives

-	Noninterest expense includes $1.7 million allocation of FDIC special assessment
Taxes
-	Approximately $8 million positive quarterly effect from permanent tax credits

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

By Income Statement Impact
(Thousands, rounded)	2Q09	1Q09	4Q08	3Q08	2Q08

Noninterest income
Mortgage banking	$—	$(1,100)	$—	$(700)	$(9,300)
Losses on divestitures	—	—	(100)	(17,500)	(400)
Noninterest expense
Employee compensation, incentives, and benefits	700	2,700	600	10,700	5,700
Legal and professional fees	—	100	300	(100)	1,100
Occupancy	(600)	—	(200)	3,900	3,400
Equipment rentals, depreciation, and maintenance	—	—	—	100	4,200
All other expense	200	800	9,500	1,100	1,900

Total loss before income taxes	$(300)	$(4,700)	$(10,300)	$(33,900)	$(26,000)

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Income Statement Highlights
Net interest income	$199,086	$196,587	$204,948	$223,147	$238,895	1%	(17)%
Noninterest income	292,608	407,871	336,672	305,383	400,018	(28)%	(27)%
Securities gains/(losses), net	(330)	(2)	1,346	(210)	(972)	NM	66%

Total revenue	491,364	604,456	542,966	528,320	637,941	(19)%	(23)%

Noninterest expense	411,932	417,328	345,449	399,399	462,999	(1)%	(11)%
Provision for loan losses	260,000	300,000	280,000	340,000	220,000	(13)%	18%

Loss before income taxes	(180,568)	(112,872)	(82,483)	(211,079)	(45,058)	(60)%	(301)%
Benefit for income taxes	(74,538)	(47,777)	(30,988)	(88,859)	(28,821)	(56)%	(159)%

Loss from continuing operations	(106,030)	(65,095)	(51,495)	(122,220)	(16,237)	(63)%	NM
Income from discontinued operations, net of tax	548	—	—	—	—	NM	NM

Net loss	(105,482)	(65,095)	(51,495)	(122,220)	(16,237)	(62)%	NM

Net income attributable to noncontrolling interest (a)	2,844	2,750	4,236	2,875	2,844	3%	NM

Net loss attributable to controlling interest	(108,326)	(67,845)	(55,731)	(125,095)	(19,081)	(60)%	NM

Preferred stock dividends (b)	14,856	14,956	7,413	—	—	(1)%	NM
Loss available to common shareholders	$(123,182)	$(82,801)	$(63,144)	$(125,095)	$(19,081)	(49)%	NM

Common Stock Data
Diluted EPS from continuing operations (c)	$(0.58)	$(0.39)	$(0.30)	$(0.59)	$(0.10)	NM	NM
Diluted EPS (c)	(0.58)	(0.39)	(0.30)	(0.59)	(0.10)	NM	NM
Diluted shares (c)	213,735	213,734	213,665	213,664	187,911	*	14%
Period-end shares outstanding (c)	215,208	214,934	214,085	214,099	214,259	*	*
Dividends declared per share (d)	NM (e)	NM (f)	NM (g)	NM (h)	$0.19 (i)	NM	NM

Balance Sheet Highlights (Period End)
Total loans, net of unearned income	$19,585,827	$20,572,477	$21,278,190	$21,601,898	$22,225,232	(5)%	(12)%
Total deposits	14,977,461	14,910,055	14,241,814	13,778,235	15,093,947	*	(1)%
Total deposits-divestiture	—	—	—	—	296,632	NM	NM
Total assets	28,758,943	31,208,024	31,021,980	32,804,376	35,549,961	(8)%	(19)%
Total assets-divestiture	—	—	—	—	395,628	NM	NM
Total liabilities	25,364,961	27,700,348	27,447,348	29,931,458	32,557,238	(8)%	(22)%
Total liabilities-divestiture	—	—	—	—	298,098	NM	NM
Total equity	3,393,982	3,507,676	3,574,632	2,872,918	2,992,723	(3)%	13%

Key Ratios & Other
Return on average assets	(1.46)%	(0.87)%	(0.66)%	(1.46)%	(0.18)%
Return on average common equity	(20.96)%	(13.44)%	(9.30)%	(18.30)%	(3.02)%
Net interest margin	3.05%	2.89%	2.96%	3.01%	3.01%
Fee income to total revenue	60%	67%	62%	58%	63%
Efficiency ratio	83.83%	69.04%	63.60%	75.60%	72.60%
Book value per common share	$10.73	$11.29	$11.66	$12.04	$12.59
Tangible book value per common share	9.64	10.19	10.55	10.92	11.46
Adjusted tangible common equity to risk weighted assets	8.64	8.61	8.80	8.78	8.45
FTE employees	5,971	6,033	6,095	6,195	9,386	(1)%	(36)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Represents preferred dividends previously reported in NIOE. Currently reported as noncontrolling interest due to adoption of SFAS 160.

(b)	2Q09 includes $4.0 million amortization of initial discounted book value of CPP preferred.

(c)	Shares restated for stock dividends distributed through July 1, 2009.

(d)	2Q08 dividend declared paid in cash.

(e)	Stock dividend rate of 1.5782% per share.

(f)	Stock dividend rate of 2.6673% per share.

(g)	Stock dividend rate of 1.837% per share.

(h)	Stock dividend rate of 3.0615% per share.

(i)	Cash dividends per share restated for stock dividends distributed through July 1, 2009.

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Interest income	$255,495	$270,093	$331,554	$383,243	$415,485	(5)%	(39)%
Less interest expense	56,409	73,506	126,606	160,096	176,590	(23)%	(68)%

Net interest income	199,086	196,587	204,948	223,147	238,895	1%	(17)%
Provision for loan losses	260,000	300,000	280,000	340,000	220,000	(13)%	18%

Net interest income/(loss) after provision for loan losses	(60,914)	(103,413)	(75,052)	(116,853)	18,895	41%	(422)%

Noninterest income:
Capital markets	187,478	214,224	174,671	95,954	122,338	(12)%	53%
Deposit transactions and cash management	41,815	39,032	43,882	45,802	46,797	7%	(11)%
Mortgage banking	15,483	115,749	80,087	106,817	172,418	(87)%	(91)%
Trust services and investment management	7,651	6,820	7,675	8,154	8,883	12%	(14)%
Insurance commissions	6,555	6,918	6,806	7,332	6,822	(5)%	(4)%
Revenue from loan sales and securitizations	552	969	(782)	3,238	(6,984)	(43)%	108%
Securities gains/(losses), net	(330)	(2)	1,346	(210)	(972)	NM	66%
Gains/(losses) on divestitures	—	—	(106)	(17,489)	(429)	NM	NM
Other (a)	33,074	24,159	24,439	55,575	50,173	37%	(34)%

Total noninterest income	292,278	407,869	338,018	305,173	399,046	(28)%	(27)%

Adjusted gross income after provision for loan losses	231,364	304,456	262,966	188,320	417,941	(24)%	(45)%

Noninterest expense:
Employee compensation, incentives and benefits (b)	199,650	248,511	180,871	215,498	277,078	(20)%	(28)%
Occupancy (b)	15,863	16,050	19,149	27,210	30,018	(1)%	(47)%
Operations services	17,930	16,539	19,345	20,041	19,124	8%	(6)%
Equipment rentals, depreciation and maintenance	8,338	8,698	11,454	12,336	18,268	(4)%	(54)%
Legal and professional fees	14,919	14,108	17,711	16,955	14,030	6%	6%
Communications and courier	7,171	7,204	7,754	9,628	11,477	*	(38)%
Amortization of intangible assets	1,509	1,636	1,805	1,802	2,182	(8)%	(31)%
Other (b) (c) (d) (e)	146,552	104,582	87,360	95,929	90,822	40%	61%

Total noninterest expense	411,932	417,328	345,449	399,399	462,999	(1)%	(11)%

Loss before income taxes	(180,568)	(112,872)	(82,483)	(211,079)	(45,058)	(60)%	(301)%
Benefit for income taxes	(74,538)	(47,777)	(30,988)	(88,859)	(28,821)	(56)%	(159)%

Loss from continuing operations	$(106,030)	$(65,095)	$(51,495)	$(122,220)	$(16,237)	(63)%	NM
Income from discontinued operations, net of tax	548	—	—	—	—	NM	NM

Net loss	$(105,482)	$(65,095)	$(51,495)	$(122,220)	$(16,237)	(62)%	NM
Net income attributable to noncontrolling interest (f)	2,844	2,750	4,236	2,875	2,844	3%	*

Net loss attributable to controlling interest	$(108,326)	$(67,845)	$(55,731)	$(125,095)	$(19,081)	(60)%	NM

Preferred stock dividends (g)	14,856	14,956	7,413	—	—	(1)%	NM
Net loss available to common shareholders	$(123,182)	$(82,801)	$(63,144)	$(125,095)	$(19,081)	(49)%	NM

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

2Q09 Key Impacts

(a)	Includes charges of $12.0 million related to consumer loan repurchases.

(b)	Includes a portion of net charges for $.3 million, see Restructuring, Repositioning & Efficiency Initiatives page for further details.

(c)	Includes $8.1 million increase in reinsurance reserves for PMI contracts.

(d)	Includes $29.1 million increase in Mortgage Banking related repurchase reserves.

(e)	Includes a $12.6 million FDIC special assessment.

(f)	Represents preferred dividends previously reported in NIOE. Currently reported as noncontrolling interest due to adoption of SFAS 160.

(g)	Includes $4.0 million amortization of initial discounted book value of CPP preferred.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Other Income
Brokerage management fees and commissions	$6,469	$6,632	$7,307	$7,824	$8,690	(2)%	(26)%
Bankcard income	5,076	4,896	5,226	5,587	5,728	4%	(11)%
Deferred compensation	4,957	(2,743)	(12,531)	(5,145)	1,325	281%	274%
Bank owned life insurance	4,295	4,131	5,107	6,731	6,343	4%	(32)%
Remittance processing	3,374	3,143	3,160	3,314	3,206	7%	5%
Other service charges	3,030	3,521	3,002	3,043	3,189	(14)%	(5)%
Reinsurance fees	2,788	2,796	2,624	2,830	3,320	*	(16)%
ATM interchange fees	2,729	2,205	2,485	2,263	2,238	24%	22%
Electronic banking fees	1,518	1,609	1,492	1,535	1,572	(6)%	(3)%
Letter of credit	1,368	1,360	1,322	1,603	1,274	1%	7%
Gain on repurchase of debt	—	60	2,331	18,919	12,596	NM	NM
Consumer loan repurchases (a)	(11,982)	(9,950)	(2,389)	(1,660)	(9,484)	(20)%	(26)%
Other	9,452	6,499	5,303	8,731	10,176	45%	(7)%

Total	$33,074	$24,159	$24,439	$55,575	$50,173	37%	(34)%

Other Expense
Mortgage banking foreclosure and repurchase provision	29,099	12,267	2,752	849	5,535	137%	426%
Foreclosed real estate	21,798	10,033	8,189	4,130	5,185	117%	320%
Deposit insurance premium (b)	21,353	7,628	4,288	4,146	3,403	180%	NM
Contract employment (c)	8,966	10,161	11,569	9,033	7,359	(12)%	22%
Loan closing costs	7,414	5,139	3,129	10,314	11,718	44%	(37)%
Computer software	6,484	6,896	7,151	7,162	8,120	(6)%	(20)%
Low income housing expense	5,509	5,125	4,289	5,064	4,815	8%	14%
Advertising and public relations	5,293	5,820	7,366	9,142	7,179	(9)%	(26)%
Other insurance and taxes	3,251	2,928	2,850	1,394	2,381	11%	37%
Travel and entertainment	3,149	2,679	3,314	3,358	5,672	18%	(44)%
Loan insurance expense	2,057	1,912	1,482	1,477	1,198	8%	72%
Customer relations	1,960	2,288	1,897	2,727	2,544	(14)%	(23)%
Supplies (c)	1,554	304	2,053	2,725	2,942	411%	(47)%
Employee training and dues	1,545	1,439	1,771	1,485	1,632	7%	(5)%
Fed services fees	1,360	1,367	1,526	1,975	1,941	(1)%	(30)%
Bank examination costs	1,248	1,248	514	1,523	1,054	*	18%
Other (c) (d)	24,512	27,348	23,220	29,425	18,144	(10)%	35%

Total	$146,552	$104,582	$87,360	$95,929	$90,822	40%	61%

NM	— Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

2Q09 Key Impacts

(a)	Includes increase in reserves for estimate to repurchase HELOCs and second liens from prior loans sales.

(b)	Includes a $12.6 million FDIC special assessment.

(c)	Includes a portion of net charges for $.3 million, see Restructuring, Repositioning & Efficiency Initiatives page for further details.

(d)	Includes $8.1 million increase in reinsurance reserves for PMI contracts.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Assets
Investment securities	$2,821,079	$3,016,013	$3,125,153	$2,840,739	$2,896,928	(6)%	(3)%
Loans held for sale	481,284	643,518	566,654	718,029	2,554,030	(25)%	(81)%
Loans, net of unearned income	19,585,827	20,572,477	21,278,190	21,601,898	22,225,232	(5)%	(12)%
Federal funds sold and securities purchased under agreements to resell	531,638	515,858	772,357	921,295	1,166,982	3%	(54)%
Interest bearing cash (a)	672,553	1,174,442	207,792	37,546	39,829	(43)%	NM
Trading securities	1,117,212	933,316	945,766	1,561,024	1,473,815	20%	(24)%
Trading securities-divestiture (b)	—	—	—	—	89,239	NM	NM

Total earning assets	25,209,593	26,855,624	26,895,912	27,680,531	30,446,055	(6)%	(17)%

Cash and due from banks	419,696	438,181	552,423	815,935	838,376	(4)%	(50)%
Capital markets receivables	959,514	1,502,033	1,178,932	1,651,547	994,571	(36)%	(4)%
Mortgage servicing rights, net	337,096	381,024	376,844	798,491	903,634	(12)%	(63)%
Mortgage servicing rights, net-divestiture (b)	—	—	—	—	235,761	NM	NM
Goodwill	192,408	192,408	192,408	192,408	192,408	*	*
Other intangible assets, net	41,937	43,446	45,081	46,887	48,615	(3)%	(14)%
Premises and equipment, net	325,666	330,299	333,931	336,078	344,410	(1)%	(5)%
Real estate acquired by foreclosure (c)	116,584	132,653	125,538	151,461	141,857	(12)%	(18)%
Allowance for loan losses	(961,482)	(940,932)	(849,210)	(760,456)	(575,149)	(2)%	(67)%
Other assets	2,117,931	2,273,288	2,170,121	1,891,494	1,908,795	(7)%	11%
Other assets-divestiture (b)	—	—	—	—	70,628	NM	NM

Total assets	$28,758,943	$31,208,024	$31,021,980	$32,804,376	$35,549,961	(8)%	(19)%

Liabilities and Equity
Deposits
Savings	$4,593,215	$4,396,213	$4,824,939	$4,350,832	$4,041,352	4%	14%
Other interest-bearing deposits	2,110,787	1,868,902	1,783,362	1,638,731	1,880,678	13%	12%
Time deposits	2,149,812	2,152,837	2,294,644	2,510,344	2,468,521	*	(13)%

Total interest-bearing core deposits	8,853,814	8,417,952	8,902,945	8,499,907	8,390,551	5%	6%

Noninterest-bearing deposits	4,689,639	4,908,175	3,956,633	3,808,239	4,453,332	(4)%	5%
Noninterest-bearing deposits-divestiture (b)	—	—	—	—	296,632	NM	NM

Total core deposits	13,543,453	13,326,127	12,859,578	12,308,146	13,140,515	2%	3%

Certificates of deposit $100,000 and more	1,434,008	1,583,928	1,382,236	1,470,089	1,953,432	(9)%	(27)%

Total deposits	14,977,461	14,910,055	14,241,814	13,778,235	15,093,947	*	(1)%

Federal funds purchased and securities sold under agreements to repurchase	2,404,985	2,264,077	1,751,079	1,890,681	2,620,014	6%	(8)%
Trading liabilities	286,282	288,029	359,502	380,896	464,225	(1)%	(38)%
Other short term borrowings and commercial paper (d)	2,555,704	3,827,278	4,279,689	6,149,073	5,998,810	(33)%	(57)%
Term borrowings	2,511,674	3,353,464	4,022,297	4,545,791	5,783,407	(25)%	(57)%
Other collateralized borrowings	723,677	736,172	745,363	749,797	767,010	(2)%	(6)%

Total long-term debt	3,235,351	4,089,636	4,767,660	5,295,588	6,550,417	(21)%	(51)%

Capital markets payables	965,442	1,383,447	1,115,428	1,645,118	868,883	(30)%	11%
Other liabilities	939,736	937,826	932,176	791,867	959,476	*	(2)%
Other liabilities-divestiture (b)	—	—	—	—	1,466	NM	NM

Total liabilities	25,364,961	27,700,348	27,447,348	29,931,458	32,557,238	(8)%	(22)%

Equity
Common stock	134,505	132,247	128,302	125,996	122,345	2%	10%
Capital surplus	1,128,286	1,087,252	1,048,602	1,016,498	980,428	4%	15%
Capital surplus common stock warrant — (CPP)	83,860	83,860	83,860	—	—	NM	NM
Undivided profits	1,100,462	1,265,073	1,387,854	1,483,184	1,646,272	(13)%	(33)%
Accumulated other comprehensive loss, net	(138,892)	(142,503)	(151,831)	(48,037)	(51,599)	3%	(169)%
Preferred stock capital surplus — (CPP)	790,596	786,582	782,680	—	—	1%	NM
Noncontrolling interest	295,165	295,165	295,165	295,277	295,277	*	*

Total equity	3,393,982	3,507,676	3,574,632	2,872,918	2,992,723	(3)%	13%

Total liabilities and equity	$28,758,943	$31,208,024	$31,021,980	$32,804,376	$35,549,961	(8)%	(19)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes excess balances held at Fed.

(b)	Associated with the sale of certain mortgage banking operations.

(c)	2Q09 includes $10.5 million of foreclosed assets related to government insured mortgages.

(d)	2Q09 includes $2.4 billion of FRB Term Auction Facility borrowings.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Average Loans (Net)
Commercial
Commercial, financial and industrial	$7,506,773	$7,781,708	$7,516,557	$7,530,724	$7,212,907	(4)%	4%
Real estate commercial (a)	1,542,081	1,492,906	1,479,582	1,497,773	1,401,267	3%	10%
Real estate construction (b)	1,455,626	1,689,863	1,917,647	2,162,817	2,481,680	(14)%	(41)%

Total commercial loans	10,504,480	10,964,477	10,913,786	11,191,314	11,095,854	(4)%	(5)%

Retail
Real estate residential (c)	7,907,748	8,095,128	8,172,174	8,166,295	7,878,845	(2)%	*
Real estate construction (d)	672,011	880,537	1,087,752	1,350,092	1,666,007	(24)%	(60)%
Other retail	131,271	135,537	137,185	138,848	138,242	(3)%	(5)%
Credit card receivables	184,159	184,244	190,189	193,517	193,850	*	(5)%
Real estate loans pledged against other collateralized borrowings (e)	693,643	709,144	716,925	721,760	735,828	(2)%	(6)%

Total retail loans	9,588,832	10,004,590	10,304,225	10,570,512	10,612,772	(4)%	(10)%

Total loans, net of unearned income	$20,093,312	$20,969,067	$21,218,011	$21,761,826	$21,708,626	(4)%	(7)%

Period-End Loans (Net)
Commercial
Commercial, financial and industrial	$7,400,396	$7,716,733	$7,863,727	$7,642,684	$7,717,110	(4)%	(4)%
Real estate commercial (a)	1,506,911	1,501,964	1,454,040	1,492,323	1,463,726	*	3%
Real estate construction (b)	1,337,330	1,550,158	1,778,140	2,020,455	2,271,533	(14)%	(41)%

Total commercial loans	10,244,637	10,768,855	11,095,907	11,155,462	11,452,369	(5)%	(11)%

Retail
Real estate residential (c)	7,785,906	8,016,018	8,161,435	8,192,926	8,196,622	(3)%	(5)%
Real estate construction (d)	557,822	772,982	980,798	1,201,911	1,513,845	(28)%	(63)%
Other retail	129,848	132,452	135,779	139,441	138,970	(2)%	(7)%
Credit card receivables	186,376	180,282	189,554	194,966	195,703	3%	(5)%
Real estate loans pledged against other collateralized borrowings (e)	681,238	701,888	714,717	717,192	727,723	(3)%	(6)%

Total retail loans	9,341,190	9,803,622	10,182,283	10,446,436	10,772,863	(5)%	(13)%

Total loans, net of unearned income	$19,585,827	$20,572,477	$21,278,190	$21,601,898	$22,225,232	(5)%	(12)%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes nonconstruction income property loans.

(b)	Includes home builder, condominium, and income property construction loans.

(c)	Includes home equity loans, home equity lines of credit and permanent mortgages.

(d)	Includes one-time close product.

(e)	Includes on balance sheet securitizations of home equity loans.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	$20,093,312	$20,969,067	$21,218,011	$21,761,826	$21,708,626	(4)%	(7)%
Loans held for sale	622,799	626,679	650,844	1,950,831	3,606,621	(1)%	(83)%
Loans held for sale-divestiture (b)	—	—	—	—	195,175	NM	NM
Investment securities:
U.S. Treasuries	48,676	48,593	48,415	47,843	47,123	*	3%
U.S. government agencies	2,522,800	2,685,774	2,576,587	2,524,895	2,649,651	(6)%	(5)%
States and municipalities	53,965	63,425	75,084	31,682	31,347	(15)%	72%
Other	308,690	292,151	282,639	268,939	257,907	6%	20%

Total investment securities	2,934,131	3,089,943	2,982,725	2,873,359	2,986,028	(5)%	(2)%

Capital markets securities inventory	965,581	1,117,165	1,135,270	1,355,501	1,630,501	(14)%	(41)%
Mortgage banking trading securities	139,584	171,978	242,930	304,278	387,469	(19)%	(64)%
Mortgage banking trading securities-divestiture (b)	—	—	—	62,131	981	NM	NM
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	652,978	806,704	911,387	1,213,510	1,275,548	(19)%	(49)%
Interest bearing cash (c)	766,842	656,841	546,732	39,666	36,573	17%	NM

Total other earning assets	1,419,820	1,463,545	1,458,119	1,253,176	1,312,121	(3)%	8%

Total earning assets	26,175,227	27,438,377	27,687,899	29,561,102	31,827,522	(5)%	(18)%

Allowance for loan losses	(1,008,254)	(889,630)	(741,076)	(619,977)	(529,124)	(13)%	(91)%
Cash and due from banks	446,322	482,260	495,500	638,467	697,013	(7)%	(36)%
Capital markets receivables	245,646	269,417	432,614	196,285	251,667	(9)%	(2)%
Premises and equipment, net	326,482	332,241	334,642	339,575	373,403	(2)%	(13)%
Other assets	2,744,120	2,834,546	2,839,665	3,219,952	3,517,017	(3)%	(22)%
Other assets-divestiture (b)	—	—	—	46,091	8,603	NM	NM

Total assets	$28,929,543	$30,467,211	$31,049,244	$33,381,495	$36,146,101	(5)%	(20)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest bearing deposits-divestiture (b)	$—	$—	$—	$—	$30,695	NM	NM
Other interest-bearing deposits	1,842,780	1,792,241	1,615,764	1,724,504	1,911,341	3%	(4)%
Savings	4,259,822	4,629,345	4,741,073	4,002,907	4,180,739	(8)%	2%
Time deposits	2,125,493	2,216,411	2,461,921	2,422,189	2,530,300	(4)%	(16)%

Total interest-bearing core deposits	8,228,095	8,637,997	8,818,758	8,149,600	8,653,075	(5)%	(5)%
Certificates of deposit $100,000 and more	1,520,681	1,507,482	1,491,297	1,839,651	2,022,972	1%	(25)%
Certificates of deposit $100,000 and more-divestiture (b)	—	—	—	—	279	NM	NM

Federal funds purchased and securities sold under agreements to repurchase	2,510,423	2,266,424	2,021,033	2,593,485	3,810,955	11%	(34)%
Federal funds purchased and securities sold under agreements to repurchase-divestiture (b)	—	—	—	—	3,102	NM	NM
Capital markets trading liabilities	492,706	575,446	488,102	708,875	768,565	(14)%	(36)%
Other short-term borrowings and commercial paper (d)	3,403,174	4,212,480	5,096,108	6,083,691	5,513,454	(19)%	(38)%
Long term debt:
Term borrowings	2,952,438	3,534,657	4,266,510	5,193,319	5,886,694	(16)%	(50)%
Other collateralized borrowings	731,324	742,491	747,824	756,999	792,388	(2)%	(8)%

Total long-term debt	3,683,762	4,277,148	5,014,334	5,950,318	6,679,082	(14)%	(45)%

Total interest-bearing liabilities	19,838,841	21,476,977	22,929,632	25,325,620	27,451,484	(8)%	(28)%

Noninterest-bearing deposits	4,616,789	4,388,807	3,652,161	4,031,157	4,619,333	5%	*
Other noninterest-bearing deposits-divestiture (b)	—	—	—	3,038	8,902	NM	NM
Capital markets payables	175,848	198,358	374,368	178,289	232,282	(11)%	(24)%
Other liabilities	856,678	823,929	692,759	827,244	995,931	4%	(14)%
Other liabilities-divestiture (b)	—	—	—	1,397	1,022	NM	NM
Equity	3,441,387	3,579,140	3,400,324	3,014,750	2,837,147	(4)%	21%

Total liabilities and equity	$28,929,543	$30,467,211	$31,049,244	$33,381,495	$36,146,101	(5)%	(20)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans on nonaccrual status.

(b)	Associated with the sale of certain mortgage banking operations.

(c)	Includes excess balances held at Fed.

(d)	In 2Q09, FRB Term Auction Facility borrowings averaged $2.9 billion and FHLB borrowings averaged $.3 billion.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME & EXPENSE Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	$197,779	$205,825	$254,946	$281,777	$285,539	(4)%	(31)%
Loans held for sale	6,577	7,732	9,821	29,078	54,217	(15)%	(88)%
Investment securities:
U.S. Treasuries	229	223	233	250	249	3%	(8)%
U.S. government agencies	33,567	37,331	36,565	34,886	36,573	(10)%	(8)%
States and municipalities	390	371	944	372	324	5%	20%
Other	2,363	2,258	6,080	3,336	2,159	5%	9%

Total investment securities	36,549	40,183	43,822	38,844	39,305	(9)%	(7)%

Capital markets securities inventory	9,588	10,198	12,790	15,898	18,131	(6)%	(47)%
Mortgage banking trading securities	4,525	5,500	8,253	11,781	12,120	(18)%	(63)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	242	505	1,493	5,944	6,266	(52)%	(96)%
Interest bearing cash	461	360	850	253	189	28%	144%

Total other earning assets	703	865	2,343	6,197	6,455	(19)%	(89)%

Total earning assets/interest income	$255,721	$270,303	$331,975	$383,575	$415,767	(5)%	(38)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$896	$1,068	$1,552	$2,849	$3,556	(16)%	(75)%
Savings	8,864	15,404	18,666	17,005	18,362	(42)%	(52)%
Time deposits	16,270	18,243	21,739	22,443	25,540	(11)%	(36)%

Total interest-bearing core deposits	26,030	34,715	41,957	42,297	47,458	(25)%	(45)%
Certificates of deposit $100,000 and more	7,967	9,459	12,680	15,184	17,361	(16)%	(54)%

Federal funds purchased and securities sold under agreements to repurchase	1,295	1,169	2,738	10,696	17,834	11%	(93)%
Capital markets trading liabilities	5,265	5,468	5,876	8,304	9,400	(4)%	(44)%
Other short-term borrowings and commercial paper	2,241	3,094	20,164	36,496	31,591	(28)%	(93)%
Long term debt:
Term borrowings	12,235	18,085	38,062	41,598	47,129	(32)%	(74)%
Other collateralized borrowings	1,377	1,515	5,129	5,521	5,817	(9)%	(76)%

Total long-term debt	13,612	19,600	43,191	47,119	52,946	(31)%	(74)%

Total interest-bearing liabilities/interest expense	$56,410	$73,505	$126,606	$160,096	$176,590	(23)%	(68)%

Net interest income-tax equivalent basis	$199,311	$196,798	$205,369	$223,479	$239,177	1%	(17)%
Fully taxable equivalent adjustment	(225)	(211)	(421)	(332)	(282)	7%	(20)%

Net interest income	$199,086	$196,587	$204,948	$223,147	$238,895	1%	(17)%

NM — Not meaningful
Certain previously reported amounts have been reclassified to agree with current presentation.
Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.
(a)  Includes loans on nonaccrual status.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS & RATES Quarterly, Unaudited

(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08

Assets:
Earning assets:
Loans, net of unearned income (a)	3.95%	3.97%	4.78%	5.16%	5.29%
Loans held for sale	4.22	4.94	6.04	5.96	5.70
Investment securities:
U.S. Treasuries	1.89	1.86	1.92	2.08	2.13
U.S. government agencies	5.32	5.56	5.68	5.53	5.52
States and municipalities	2.89	2.34	5.03	4.70	4.14
Other	3.06	3.09	8.60	4.96	3.35

Total investment securities	4.98	5.20	5.88	5.41	5.27

Capital markets securities inventory	3.97	3.65	4.51	4.69	4.45
Mortgage banking trading securities	12.97	12.79	13.59	12.86	12.48
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	.15	.25	.65	1.95	1.98
Interest bearing cash	.24	.22	.62	2.54	2.08

Total other earning assets	.20	.24	.64	1.97	1.98

Total earning assets/interest income	3.91%	3.98%	4.78%	5.17%	5.24%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	.20%	.24%	.38%	.66%	.74%
Savings	.83	1.35	1.57	1.69	1.76
Time deposits	3.07	3.34	3.51	3.69	4.06

Total interest-bearing core deposits	1.27	1.63	1.89	2.06	2.21
Certificates of deposit $100,000 and more	2.10	2.54	3.38	3.28	3.45

Federal funds purchased and securities sold under agreements to repurchase	.21	.21	.54	1.64	1.88
Capital markets trading liabilities	4.29	3.85	4.79	4.66	4.92
Other short-term borrowings and commercial paper	.26	.30	1.57	2.39	2.30
Long term debt:
Term borrowings	1.66	2.05	3.57	3.21	3.20
Other collateralized borrowings	.75	.82	2.74	2.92	2.94

Total long-term debt	1.48	1.83	3.45	3.17	3.17

Total interest-bearing liabilities/interest expense	1.14%	1.38%	2.20%	2.52%	2.58%

Net interest spread	2.77%	2.60%	2.58%	2.65%	2.66%
Effect of interest-free sources used to fund earning assets	.28	.29	.38	.36	.35

Net interest margin	3.05%	2.89%	2.96%	3.01%	3.01%

Certain previously reported amounts have been reclassified to agree with current presentation.
Yields are adjusted to a fully taxable equivalent.
Earning assets yields are expressed net of unearned income.
Rates are expressed net of unamortized debenture cost for long-term debt.
Net interest margin is computed using total net interest income.
(a)  Includes loans on nonaccrual status.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

First Liens
Fair value beginning balance	$361,343	$354,394	$770,635	$1,111,204	$865,855	2%	(58)%
Addition of mortgage servicing rights	—	189	1,073	61,501	100,305
Reductions due to loan payments	(18,513)	(17,480)	(10,771)	(22,179)	(38,598)
Reductions due to sale	(77,591)	—	(52,006)	(317,640)	(72,271)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	52,590	26,740	(354,558)	(63,061)	255,890
Other changes in fair value	1,108	(2,500)	21	810	23

Fair value ending balance	$318,937	$361,343	$354,394	$770,635	$1,111,204	(12)%	(71)%

Second Liens
Fair value beginning balance	$11,029	$13,558	$17,513	$18,138	$20,126	(19)%	(45)%
Addition of mortgage servicing rights	—	—	—	—	—
Reductions due to loan payments	(1,136)	(2,524)	(1,517)	(614)	(1,737)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	6	(5)	(2,438)	(14)	(254)
Other changes in fair value	108	—	—	3	3

Fair value ending balance	$10,007	$11,029	$13,558	$17,513	$18,138	(9)%	(45)%

HELOC
Fair value beginning balance	$8,652	$8,892	$10,343	$10,053	$9,942	(3)%	(13)%
Addition of mortgage servicing rights	—	11	43	43	215
Reductions due to loan payments	(776)	(419)	(432)	(483)	(491)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	—	—	(1,401)	—	(230)
Other changes in fair value	276	168	339	730	617

Fair value ending balance	$8,152	$8,652	$8,892	$10,343	$10,053	(6)%	(19)%

Total Consolidated
Fair value beginning balance	$381,024	$376,844	$798,491	$1,139,395	$895,923	1%	(57)%
Addition of mortgage servicing rights	—	200	1,116	61,544	100,520
Reductions due to loan payments	(20,425)	(20,423)	(12,720)	(23,276)	(40,826)
Reductions due to sale	(77,591)	—	(52,006)	(317,640)	(72,271)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	52,596	26,735	(358,397)	(63,075)	255,406
Other changes in fair value	1,492	(2,332)	360	1,543	643

Fair value ending balance	$337,096	$381,024	$376,844	$798,491	$1,139,395	(12)%	(70)%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Regional Banking
Total revenues (a)	$206,846	$199,316	$210,118	$216,203	$218,422	4%	(5)%
Provision for loan losses	51,025	97,826	105,825	58,200	89,477	(48)%	(43)%
Noninterest expenses	168,424	168,239	163,048	153,925	146,328	*	15%

Income/(loss) before income taxes	(12,603)	(66,749)	(58,755)	4,078	(17,383)	81%	27%
Provision/(benefit) for income taxes	(4,810)	(25,208)	(22,233)	1,452	(6,625)	81%	27%

Net income/(loss) from continuing operations	(7,793)	(41,541)	(36,522)	2,626	(10,758)	81%	28%
Income from discontinued operations, net of tax	548	—	—	—	—	NM	NM

Net income/(loss)	$(7,245)	$(41,541)	$(36,522)	$2,626	$(10,758)	83%	33%

National Specialty Lending
Total revenues (a)	$22,107	$26,843	$36,261	$49,319	$38,862	(18)%	(43)%
Provision for loan losses	176,348	188,573	144,049	240,471	108,000	(6)%	63%
Noninterest expenses	41,019	31,883	24,886	26,044	29,026	29%	41%

Loss before income taxes	(195,260)	(193,613)	(132,674)	(217,196)	(98,164)	(1)%	(99)%
Benefit for income taxes	(73,573)	(72,954)	(49,992)	(81,839)	(36,988)	(1)%	(99)%

Net loss	$(121,687)	$(120,659)	$(82,682)	$(135,357)	$(61,176)	(1)%	(99)%

Mortgage Banking
Total revenues (a)	$30,025	$132,203	$95,824	$137,746	$222,433	(77)%	(87)%
Provision/(benefit) for loan losses	11,523	(408)	22,018	2,878	4,001	NM	188%
Noninterest expenses	63,179	47,857	39,664	90,486	150,201	32%	(58)%

Income/(loss) before income taxes	(44,677)	84,754	34,142	44,382	68,231	(153)%	(165)%
Provision/(benefit) for income taxes	(16,835)	31,936	12,865	16,723	25,710	(153)%	(165)%

Net income/(loss)	$(27,842)	$52,818	$21,277	$27,659	$42,521	(153)%	(165)%

Capital Markets
Total revenues (a)	$214,505	$240,719	$197,923	$118,118	$143,683	(11)%	49%
Provision for loan losses	21,104	14,009	8,108	38,451	18,522	51%	14%
Noninterest expenses	114,423	151,961	115,427	87,715	100,802	(25)%	14%

Income/(loss) before income taxes	78,978	74,749	74,388	(8,048)	24,359	6%	224%
Provision/(benefit) for income taxes	29,687	28,096	27,903	(3,168)	9,069	6%	227%

Net income/(loss)	$49,291	$46,653	$46,485	$(4,880)	$15,290	6%	222%

Corporate
Total revenues (a)	$17,881	$5,375	$2,840	$6,934	$14,541	233%	23%
Noninterest expenses	24,887	17,388	2,423	41,228	36,643	43%	(32)%

Income/(loss) before income taxes	(7,006)	(12,013)	417	(34,294)	(22,102)	42%	68%
Provision/(benefit) for income taxes	(9,007)	(9,647)	470	(22,027)	(19,987)	7%	55%

Net income/(loss)	$2,001	$(2,366)	$(53)	$(12,267)	$(2,115)	185%	195%

Total Consolidated
Total revenues (a)	$491,364	$604,456	$542,966	$528,320	$637,941	(19)%	(23)%
Provision for loan losses	260,000	300,000	280,000	340,000	220,000	(13)%	18%
Noninterest expenses	411,932	417,328	345,448	399,398	463,000	(1)%	(11)%

Loss before income taxes	(180,568)	(112,872)	(82,482)	(211,078)	(45,059)	(60)%	(301)%
Benefit for income taxes	(74,538)	(47,777)	(30,987)	(88,859)	(28,821)	(56)%	(159)%

Net loss from continuing operations	(106,030)	(65,095)	(51,495)	(122,219)	(16,238)	(63)%	NM
Income from discontinued operations, net of tax	548	—	—	—	—	NM	NM

Net loss	$(105,482)	$(65,095)	$(51,495)	$(122,219)	$(16,238)	(62)%	NM

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes noninterest income and net interest income.

REGIONAL BANKING Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Income Statement
Net interest income	$125,470	$123,000	$127,398	$128,171	$125,737	2%	*
Noninterest income	81,376	76,316	82,720	88,032	92,685	7%	(12)%

Total revenue	206,846	199,316	210,118	216,203	218,422	4%	(5)%

Total noninterest expense	168,424	168,239	163,048	153,925	146,328	*	15%
Provision	51,025	97,826	105,825	58,200	89,477	(48)%	(43)%

Pretax income/(loss)	$(12,603)	$(66,749)	$(58,755)	$4,078	$(17,383)	81%	27%

Efficiency ratio	81.43%	84.41%	77.60%	71.19%	66.99%

Balance Sheet (millions)
Average loans	$10,519	$10,887	$10,898	$10,915	$10,801	(3)%	(3)%
Other earning assets	156	203	163	65	242	(23)%	(36)%
Total earning assets	10,675	11,090	11,061	10,980	11,043	(4)%	(3)%
Core deposits	10,336	10,249	9,753	9,564	9,970	1%	4%
Other deposits	1,010	996	978	976	1,053	1%	(4)%
Deposits — divestiture	—	—	—	—	37	NM	NM
Total deposits	11,346	11,245	10,731	10,540	11,060	1%	3%
Total period end deposits	11,447	11,493	10,993	10,621	11,035	*	4%
Total period end assets	$10,810	$11,419	$11,887	$12,183	$12,106	(5)%	(11)%

Net interest margin	4.71%	4.50%	4.58%	4.64%	4.58%

Noninterest Income Detail
Deposit transactions & cash mgmt	$40,186	$37,438	$42,388	$44,470	$45,404	7%	(11)%
Insurance commissions	6,595	6,966	7,027	7,160	7,033	(5)%	(6)%
Trust services & investment mgmt	7,672	6,840	7,697	8,192	8,915	12%	(14)%
Bankcard Income	4,325	4,129	4,416	4,706	4,752	5%	(9)%
Other service charges	4,011	3,485	3,500	3,556	3,780	15%	6%
Miscellaneous revenue	18,587	17,458	17,692	19,948	22,801	6%	(18)%

Total noninterest income	$81,376	$76,316	$82,720	$88,032	$92,685	7%	(12)%

Key Statistics
Locations
Financial Centers	200	202	202	200	198	(1)%	1%
Full Service	168	168	169	166	163	—	3%
Teller-Only	32	34	33	34	35	(6)%	(9)%

Trust Assets
Total assets (millions)	$9,017	$8,872	$9,606	$11,015	$11,291	2%	(20)%
Total managed assets (millions)	4,508	4,467	4,664	5,089	5,373	1%	(16)%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Income Statement
Net interest income Correspondent Banking	$16,186	$14,750	$12,810	$12,422	$12,933	10%	25%
Capital Markets	8,731	9,279	7,828	7,182	6,117	(6)%	43%
Total net interest income	24,917	24,029	20,638	19,604	19,050	4%	31%

Noninterest income:
Fixed income	170,106	197,005	156,522	80,104	105,002	(14)%	62%
Other	19,482	19,685	20,763	18,410	19,631	(1)%	(1)%
Total noninterest income	189,588	216,690	177,285	98,514	124,633	(13)%	52%

Total revenue	214,505	240,719	197,923	118,118	143,683	(11)%	49%

Noninterest expense	114,423	151,961	115,427	87,715	100,802	(25)%	14%

Provision	21,104	14,009	8,108	38,451	18,522	51%	14%

Pretax income/(loss)	$78,978	$74,749	$74,388	$(8,048)	$24,359	6%	224%

Efficiency ratio	53.34%	63.13%	58.32%	74.26%	70.16%
Fixed income average daily revenue	$2,700	$3,230	$2,525	$1,252	$1,641	(16)%	65%

Balance Sheet (millions)
Trading inventory	$966	$1,117	$1,135	$1,356	$1,631	(14)%	(41)%
Average loans (a)	2,010	1,962	1,720	1,759	1,491	2%	35%
Other earning assets	720	874	980	1,276	1,656	(18)%	(57)%
Total earning assets	3,696	3,953	3,835	4,391	4,778	(7)%	(23)%
Total period end assets	$4,921	$5,219	$5,051	$5,960	$5,582	(6)%	(12)%

Net interest margin:
Correspondent Banking	4.35%	4.03%	3.59%	3.12%	3.19%
Capital Markets	1.59%	1.52%	1.29%	1.02%	0.78%
Total Capital Markets	2.70%	2.47%	2.14%	1.78%	1.60%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes trust preferred warehouse loans moved from loans held for sale to loans held to maturity in 2Q08.

NATIONAL SPECIALTY LENDING Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Income Statement
Net interest income	$31,157	$33,541	$36,822	$45,197	$53,460	(7)%	(42)%
Noninterest income/(loss)	(9,050)	(6,698)	(561)	4,122	(14,598)	(35)%	38%

Total revenue	22,107	26,843	36,261	49,319	38,862	(18)%	(43)%

Total noninterest expense	41,019	31,883	24,886	26,044	29,026	29%	41%
Provision	176,348	188,573	144,049	240,471	108,000	(6)%	63%

Pretax loss	$(195,260)	$(193,613)	$(132,674)	$(217,196)	$(98,164)	(1)%	(99)%

Efficiency ratio	NM	NM	NM	NM	NM

Balance Sheet (millions)
Average loans	$6,928	$7,484	$7,922	$8,415	$8,966	(7)%	(23)%
Other earning assets	7	9	9	8	17	NM	NM
Total earning assets	6,935	7,493	7,931	8,423	8,983	(7)%	(23)%
Total deposits	128	134	140	181	240	(4)%	(47)%
Total period end deposits	117	131	126	156	208	(11)%	(44)%

Net interest margin	1.80%	1.82%	1.85%	2.13%	2.39%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE BANKING Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Income Statement
Net interest income	$10,792	$11,003	$12,385	$25,423	$35,128	NM	NM
Noninterest income Net origination fees (a)	(1,263)	14,454	(14,383)	19,828	134,095	NM	NM
Net servicing fees	16,210	101,202	99,402	80,603	42,614	NM	NM
Other fees	4,286	5,544	(1,580)	11,892	10,596	NM	NM

Total noninterest income	19,233	121,200	83,439	112,323	187,305	NM	NM

Total revenue	30,025	132,203	95,824	137,746	222,433	NM	NM

Noninterest expense	63,179	47,857	39,664	90,486	150,201	NM	NM
Provision/(benefit)	11,523	(408)	22,018	2,878	4,001	NM	NM

Pretax income/(loss)	$(44,677)	$84,754	$34,142	$44,382	$68,231	NM	NM

Efficiency ratio	NM	NM	NM	NM	NM

Average Balance Sheet (millions)
Warehouse	$433	$430	$489	$1,810	$3,182	NM	NM
Trading securities	132	164	235	359	372	NM	NM
Mortgage servicing rights	309	396	633	1,003	974	NM	NM
Permanent Mortgages & other assets	1,075	1,267	1,046	1,363	1,392	NM	NM
Total assets	1,949	2,257	2,403	4,535	5,920	NM	NM
Escrow balances	1,021	1,165	725	989	1,516	NM	NM

Net interest margin	3.42%	3.18%	3.22%	3.45%	3.49%
Warehouse Spread	NM	NM	NM	3.83%	3.14%

Noninterest Expense Detail
Commissions & incentives	$—	$—	$130	$18,415	$41,369
FAS 91 cost deferral	13	57	492	1,097	1,789
Other salaries & benefits	4	(27)	(2,090)	22,011	39,228

Total salaries & benefits	17	30	(1,468)	41,523	82,386	NM	NM

Contract labor & outsourcing	5,138	7,247	7,381	5,207	3,654
Equipment & occupancy	135	945	3,448	8,882	13,513
Foreclosure and repurchase provision	29,098	12,267	2,752	849	5,535
Other expenses	26,118	25,175	25,674	32,636	43,535

Total expenses before FAS 91 reclass	60,506	45,664	37,787	89,097	148,623	NM	NM

FAS 91 reclassification	(21)	(73)	(517)	(3,064)	(4,520)

Total noninterest expense before segment allocations	60,485	45,591	37,270	86,033	144,103
Segment allocations	2,694	2,266	2,394	4,453	6,098

Total noninterest expense	$63,179	$47,857	$39,664	$90,486	$150,201	NM	NM

Origination Income
Origination fees	$(14)	$26	$(55)	$22,995	$48,555
FAS 91 fee deferral	13	57	496	937	1,381
Appraisal, final inspection, credit report fees	2	—	45	2,824	5,537

Total origination fees	$1	$83	$486	$26,756	$55,473	NM	NM

Total origination income (a)	$(1,263)	$14,454	$(14,383)	$19,828	$134,095	NM	NM

Warehouse/Pipeline (millions)
Ending Warehouse Balance	$389	$442	$408	$541	$2,433	NM	NM

Production (millions)
First lien production	$445	$408	$88	$3,107	$6,826	NM	NM

NM — Not meaningful due to Mortgage sale in 3Q08

Certain previously reported amounts have been reclassified to agree with current presentation.

(a) Includes mortgage warehouse valuation adjustment.

MORTGAGE BANKING: SERVICING Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Servicing Income
Gross Service Fees	$32,781	$40,120	$47,810	$57,326	$74,941
Guarantee Fees	(4,752)	(6,884)	(7,626)	(11,073)	(16,762)
Sub-Service Fee Income	—	—	103	394	504
Lender Paid MI	—	—	5	(1,029)	(3)

Net Service Fees	28,029	33,236	40,292	45,618	58,680	(16)%	(52)%

Early Payoff Interest Expense	(3,788)	(3,716)	(1,562)	(1,733)	(4,477)
Ancillary Fees	3,442	5,511	5,949	5,994	8,991

Total Service Fees	27,683	35,031	44,679	49,879	63,194	(21)%	(56)%

Change in MSR Value — Runoff	(18,432)	(18,559)	(9,899)	(20,091)	(37,079)	1%	50%

Net hedging results:
Change in MSR Value — Other than Runoff	44,232	27,282	(327,310)	(39,180)	237,816
MSR Hedge Gains/(Losses)	(39,558)	25,112	385,354	91,804	(219,454)
Change in Trading Asset Value	21,619	18,339	(99,354)	(11,198)	83,543
Trading Asset Hedge Gains/(Losses)	(19,334)	13,997	108,742	21,505	(78,832)
Option Expense on Servicing Hedges	—	—	(2,811)	(12,116)	(6,574)

Total net hedging results	6,959	84,730	64,621	50,815	16,499	(92)%	(58)%

Total Servicing Income	$16,210	$101,202	$99,401	$80,603	$42,614	(84)%	(62)%

Key Servicing Metrics (millions)
Beginning Servicing Portfolio	$60,182	$63,661	$65,346	$98,385	$99,022
Additions to portfolio, net of REO transfers	(565)	(352)	(83)	3,107	6,991
Prepayments	(6,099)	(3,146)	(1,146)	(1,350)	(2,811)
Amortization	—	—	(420)	(550)	(672)
Service Release Sales	256	19	(31)	(117)	(76)
Bulk Sale	(13,341)	—	(5)	(34,129)	(4,069)
Ending Servicing Portfolio (Owned)	$40,433	$60,182	$63,661	$65,346	$98,385	(33)%	(59)%

Avg. Servicing Portfolio (Owned)	$45,422	$55,200	$64,550	$81,130	$95,124	(18)%	(52)%
Average Loans Serviced (#)	236,475	295,326	351,157	450,651	547,828	(20)%	(57)%

Portfolio Product Mix (Average)
GNMA	3%	3%	3%	5%	10%
FNMA/FHLMC	47%	51%	58%	64%	63%
Private	47%	45%	38%	30%	24%

Sub-Total	97%	99%	99%	99%	97%
Warehouse	3%	1%	1%	1%	3%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net Service Fees — Annualized (bps)	25	24	25	23	25
Total Service Fees — Annualized (bps)	24	25	28	25	27

Ancillary Income per Loan (Annualized)	$58.22	$74.64	$67.77	$53.20	$65.65	(22)%	(11)%
Servicing Cost per Loan (Annualized)	$80.94	$94.25	$79.80	$62.46	$61.25	(14)%	32%

Average Servicing Asset (millions)	307	395	632	1,002	973
Servicing Book Value (bps)	68	72	98	124	102

90+ Delinquency Rate, excluding foreclosures	7.04%	6.14%	3.47%	2.58%	2.08%

Change in MSR Asset / Average Servicing Asset	18%	28%	(105)%	(13)%	8%
Run-Off Rate — Annualized	25%	23%	10%	10%	16%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CORPORATE Quarterly, Unaudited

						2Q09 Change vs.
(Thousands)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Income Statement
Net interest income	$7,271	$5,540	$8,259	$5,118	$5,663	31%	28%
Net interest expense from deferred compensation	(521)	(526)	(554)	(366)	(143)	1%	(264)%

Total net interest income	6,750	5,014	7,705	4,752	5,520	35%	22%
Noninterest income	6,503	3,106	6,320	7,537	8,669	109%	(25)%
Noninterest income/(loss) from deferred compensation	4,958	(2,743)	(12,531)	(5,145)	1,324	281%	274%

Total noninterest income/(loss)	11,461	363	(6,211)	2,392	9,993	NM	15%
Securities gains/(losses), net	(330)	(2)	1,346	(210)	(972)	NM	66%

Total revenue	17,881	5,375	2,840	6,934	14,541	233%	23%

Noninterest expense	18,337	20,283	17,026	48,683	34,823	(10)%	(47)%
Deferred compensation Income/(loss)	6,550	(2,895)	(14,603)	(7,455)	1,820	326%	260%

Total noninterest expense	24,887	17,388	2,423	41,228	36,643	43%	(32)%

Pretax income/(loss)	$(7,006)	$(12,013)	$417	$(34,294)	$(22,102)	42%	68%

Average Balance Sheet (millions)
Total earning assets	3,600	3,489	3,329	2,835	2,974	3%	21%
Net interest margin	.75%	.58%	.92%	.67%	.75%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						2Q09 Change vs.
(Dollars in millions, except per share amounts)	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Tier 1 Capital (a)	$3,596.3	$3,709.0	$3,784.1	$2,934.0	$3,034.7	(3)%	19%
Tier 2 Capital (a)	1,208.0	1,295.6	1,299.5	1,313.7	1,341.7	(7)%	(10)%

Total Capital (a)	$4,804.3	$5,004.6	$5,083.6	$4,247.7	$4,376.4	(4)%	10%

Risk-Adjusted Assets (a)	$23,327.7	$24,771.8	$25,185.4	$26,427.2	$28,884.7	(6)%	(19)%

Tier 1 Ratio (a)	15.42%	14.97%	15.03%	11.10%	10.51%
Tier 2 Ratio (a)	5.17	5.23	5.15	4.97	4.64

Total Capital Ratio (a)	20.59%	20.20%	20.18%	16.07%	15.15%

Tier 1 Common Ratio (a)	9.48%	9.40%	9.56%	8.85%	8.45%
Leverage Ratio (a)	12.49%	12.23%	12.22%	8.84%	8.45%
Shareholders’ Equity/Assets Ratio (b)	$11.80	$11.24	$11.52	$8.76	$8.42
Adjusted Tangible Common Equity/RWA (a) (d)	8.64	8.61	8.80	8.78	8.45
Tangible Common Equity/Tangible Assets	7.27	7.07	7.34	7.18	6.96
Tangible Book Value Per Common Share (c)	9.64	10.19	10.55	10.92	11.46
Book Value Per Common Share (c)	10.73	11.29	11.66	12.04	12.59

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	Calculated on period-end balances.

(c)	Shares restated for stock dividends distributed through July 1, 2009.

(d)	See Glossary of Terms for definition of ratios.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											2Q09 Change vs.
(Thousands)	2Q09		1Q09		4Q08		3Q08		2Q08		1Q09	2Q08

Allowance for Loan Losses Walk-Forward
Beginning Reserve	$940,932		$849,210		$760,456		$575,149		$483,203		11%	95%
Provision	260,000		300,000		280,000		340,000		220,000		(13)%	18%
Divestitures/acquisitions/transfers	—		—		—		—		(382)		—	100%
Charge-offs	(250,330)		(217,161)		(199,075)		(160,200)		(131,385)		(15)%	(91)%
Recoveries	10,880		8,883		7,829		5,507		3,713		22%	193%

Ending Balance	$961,482		$940,932		$849,210		$760,456		$575,149		2%	67%

Reserve for off-balance sheet commitments	22,823		19,511		18,752		19,109		22,303		17%	2%
Total allowance for loan losses plus reserve	$984,305		$960,443		$867,962		$779,565		$597,452		2%	65%

Allowance for Loan Losses
Regional Banking	$340,199		$348,435		$311,399		$269,397		$240,507		(2)%	41%
Capital Markets	79,309		72,001		63,554		63,654		42,745		10%	86%
National Specialty Lending	512,131		495,936		446,254		420,220		287,212		3%	78%
Mortgage Banking	29,843		24,560		28,003		7,185		4,685		22%	NM

Total allowance for loan losses	$961,482		$940,932		$849,210		$760,456		$575,149		2%	67%

Non-Performing Assets
Regional Banking
Nonperforming loans	$213,201		$193,191		$163,933		$133,138		$115,264		10%	85%
Foreclosed real estate	29,410		31,305		31,665		32,078		37,594		(6)%	(22)%

Total Regional Banking	242,611		224,496		195,598		165,216		152,858		8%	59%

Capital Markets
Nonperforming loans	70,994		40,383		27,339		27,284		41,527		76%	71%
Foreclosed real estate	596		641		600		600		600		(7)%	(1)%

Total Capital Markets	71,590		41,024		27,939		27,884		42,127		75%	70%

National Specialty Lending
Nonperforming loans	764,672		845,964		834,042		718,624		582,523		(10)%	31%
Foreclosed real estate	50,386		64,586		52,725		57,251		45,384		(22)%	11%

Total National Specialty Lending	815,058		910,550		886,767		775,875		627,907		(10)%	30%

Mortgage Banking
Nonperforming loans — including held for sale (a)	78,090		53,569		28,335		20,930		30,704		46%	154%
Foreclosed real estate	25,728		22,514		19,318		25,589		22,542		14%	14%

Total Mortgage Banking	103,818		76,083		47,653		46,519		53,246		36%	95%

Total nonperforming assets	$1,233,077		$1,252,153		$1,157,957		$1,015,494		$876,138		(2)%	41%

Net Charge-Offs
Regional Banking	$59,262		$60,791		$63,822		$29,310		$33,337		(3)%	78%
Capital Markets	13,795		5,563		8,207		17,543		114		148%	NM
National Specialty Lending	160,152		138,889		118,017		107,462		93,640		15%	71%
Mortgage Banking	6,240		3,035		1,200		378		581		106%	NM

Total net charge-offs	$239,449		$208,278		$191,246		$154,693		$127,672		15%	88%

Consolidated Key Ratios (b)
NPL %	5.64%		5.44%		4.91%		4.12%		3.42%
NPA %	6.15		5.98		5.38		4.63		3.88
Net charge-offs %	4.77		3.97		3.61		2.84		2.35
Allowance / Loans	4.91		4.57		3.99		3.52		2.59
Allowance to loans excluding insured loans	5.03		4.69		4.11		3.63		2.68
Allowance / NPL	.87	x	.84	x	.81	x	.85	x	.76	x
Allowance / NPA	.79	x	.76	x	.74	x	.76	x	.66	x
Allowance / Charge-offs	1.00	x	1.13	x	1.11	x	1.23	x	1.13	x

Other
Loans past due 90 days or more (c)	$182,468		$250,801		$133,067		$119,588		$157,277		(27)%	16%
Guaranteed portion (c)	36,379		40,205		42,478		50,419		64,696		(10)%	(44)%
Foreclosed real estate from GNMA loans	10,464		13,607		21,230		35,943		35,737		(23)%	(71)%

Period-end loans, net of unearned income (millions)	$19,586		$20,572		$21,278		$21,602		$22,225		(5)%	(12)%
Insured loans (millions)	466		528		591		652		739		(12)%	(37)%

Total loans excluding insured loans (millions)	$19,119		$20,044		$20,687		$20,950		$21,486		(5)%	(11)%

Off-balance sheet commitments (millions) (d)	$5,882		$6,077		$6,442		$6,746		$6,444		(3)%	(9)%

Certain previously reported amounts have been reclassified to agree with current presentation.
NM — Not meaningful

*	Amount is less than one percent

(a)	2Q 2009 includes $55,425 of loans held-to-maturity.

(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(c)	Includes loans held for sale.

(d)	Amount of off-balance sheet commitments for which a reserve has been provided.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

						2Q09 Change vs.
	2Q09	1Q09	4Q08	3Q08	2Q08	1Q09	2Q08

Key Portfolio Details
Commercial (C&I & Other)
Period-end loans ($ millions)	$7,381	$7,676	$7,806	$7,618	$7,721	(4)%	(4)%

30+ Delinq. % (a)	.82%	1.53%	.53%	1.15%	1.46%
NPL %	1.52	1.35	1.03	1.05	1.20
Charge-offs % (qtr. annualized)	1.43	1.55	2.21	1.64	.84

Allowance / Loans %	3.40%	2.97%	2.46%	2.29%	1.90%
Allowance / Charge-offs	2.35x	1.89x	1.16x	1.41x	2.46x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,871	$1,938	$1,988	$2,038	$2,039	(3)%	(8)%

30+ Delinq. % (a)	2.82%	4.23%	2.42%	3.47%	1.43%
NPL %	8.67	6.30	5.02	3.72	3.54
Charge-offs % (qtr. annualized)	6.40	3.36	2.73	.24	.63

Allowance / Loans %	5.77%	5.21%	4.71%	3.73%	2.89%
Allowance / Charge-offs	0.87x	1.53x	1.70x	15.48x	4.82x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$986	$1,133	$1,288	$1,480	$1,739	(13)%	(43)%

30+ Delinq. % (a)	5.29%	10.43%	3.74%	5.73%	6.36%
NPL %	39.44	36.34	30.71	23.64	16.65
Charge-offs % (qtr. annualized)	17.22	18.10	15.79	11.95	6.23

Allowance / Loans %	9.87%	8.59%	8.25%	7.55%	5.26%
Allowance / Charge-offs	.53x	.44x	.49x	.58x	.76x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$7,356	$7,609	$7,749	$7,830	$7,909	(3)%	(7)%

30+ Delinq. % (a)	2.12%	2.01%	1.97%	1.49%	1.27%
NPL %	.08	.07	.07	.07	.09
Charge-offs % (qtr. annualized)	3.01	2.38	1.81	1.41	1.78

Allowance / Loans %	3.04%	3.06%	2.35%	1.58%	1.70%
Allowance / Charge-offs	0.99x	1.27x	1.29x	1.12x	.95x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$558	$773	$981	$1,202	$1,522	(28)%	(63)%

30+ Delinq. % (a)	7.90%	2.82%	4.43%	4.92%	2.69%
NPL %	64.06	55.19	43.03	28.94	17.61
Charge-offs % (qtr. annualized)	30.53	21.10	14.80	12.29	9.90

Allowance / Loans %	29.46%	23.74%	20.44%	20.16%	7.75%
Allowance / Charge-offs	.80x	.99x	1.25x	1.46x	.78x

Permanent Mortgage
Period-end loans ($ millions)	$1,112	$1,109	$1,127	$1,080	$1,004	*	11%

30+ Delinq. % (a)	9.44%	10.11%	6.94%	7.38%	6.36%
NPL %	6.97	4.48	3.73	2.94	3.04
Charge-offs % (qtr. annualized)	7.97	3.47	.57	.22	1.15

Allowance / Loans %	8.85%	7.06%	4.76%	1.17%	1.24%
Allowance / Charge-offs	1.08x	2.04x	8.59x	5.48x	1.12x

Credit Card and Other
Period-end loans ($ millions)	$323	$335	$339	$354	$291	(4)%	11%

30+ Delinq. % (a)	2.08%	2.33%	2.47%	2.08%	2.11%
NPL %	—	—	—	—	—
Charge-offs % (qtr. annualized)	6.57%	4.81%	5.09%	5.30%	3.29%

Allowance / Loans %	5.91%	6.04%	6.35%	5.52%	5.43%
Allowance / Charge-offs	0.90x	1.26x	1.24x	1.06x	1.45x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

Analysis of FAS 114 Loans, ORE, & NPL Rollforward Unaudited

($ in millions)

Commercial Portfolio
Reserves

	Reserves	Balances	%

FAS 114 Impaired Loans with Reserves	$8.6	$25.5	34.63%
FAS 114 Impaired Loans without Reserves	—	522.2	—
All Other Loans	447.8	9,690.5	4.62%

Total	$456.4	$10,238.2	4.46%

NRV Assessment of Commercial FAS 114 Impaired Assets with no Reserves

						Book Bal /
	#	Appraised Value	Legal Balance	Cumulative C/O	Book Balance	Appraised Val

FAS 114 Relationships with no Reserves	192	$836.8	$785.1	$262.9	$522.2	62.4%

ORE Inventory Rollforward (a)

	2Q09	1Q09	4Q08	3Q08	2Q08

Beginning ORE	$119.0	$104.3	$115.5	$106.1	$83.7
- Dispositions (b)	(51.9)	(30.0)	(33.0)	(28.2)	(12.9)
+ Additions	39.0	44.7	21.8	37.6	35.3

Ending ORE	$106.1	$119.0	$104.3	$115.5	$106.1

(a) OREO excludes foreclosed real estate from GNMA loans.
(b) Includes fair value adjustments.

NPL Rollforward (c)

	2Q09	1Q09	4Q08	3Q08	2Q08

Beginning NPLs	$1,064	$998	$854	$722	$501
+ Additions	232	317	395	356	365
+ Principal Increase	19	13	6	4	3
- Payments	(113)	(81)	(83)	(75)	(36)
- Net Charge-Offs	(155)	(149)	(150)	(122)	(86)
- Transfer to ORE	(25)	(33)	(18)	(30)	(24)
- Upgrade to Accrual	(1)	(1)	(6)	(1)	(1)

Ending NPLs	$1,021	$1,064	$998	$854	$722

(c) Includes Commercial & One Time Close Portfolios only.

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											2Q09 Change vs.
	2Q09		1Q09		4Q08		3Q08		2Q08		1Q09	2Q08

Total Regional Banking
Period-end loans ($ millions)	$10,282		$10,727		$11,017		$11,008		$11,037		(4)%	(7)%

30+ Delinq. % (a)	1.37%		1.87%		1.07%		1.45%		1.50%
NPL %	2.07		1.80		1.49		1.21		1.04
Charge-offs % (qtr. annualized)	2.25		2.23		2.34		1.07		1.23

Allowance / Loans %	3.31%		3.25%		2.83%		2.45%		2.18%
Allowance / Charge-offs	1.44	x	1.43	x	1.22	x	2.30	x	1.80	x

Key Portfolio Details

Commercial (C&I & Other)
Period-end loans ($ millions)	$5,503		$5,855		$6,132		$6,064		$6,107		(6)%	(10)%

30+ Delinq. % (a)	1.04%		1.56%		.54%		1.37%		1.40%
NPL %	1.46		1.33		1.18		1.09		.92
Charge-offs % (qtr. annualized)	1.44		1.96		2.36		.96		1.03

Allowance / Loans %	3.34%		2.93%		2.34%		2.10%		1.92%
Allowance / Charge-offs	2.24	x	1.46	x	1.01	x	2.21	x	1.98	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,424		$1,438		$1,462		$1,504		$1,484		(1)%	(4)%

30+ Delinq. % (a)	1.63%		2.82%		1.25%		1.21%		.99%
NPL %	4.33		3.57		2.31		1.73		1.60
Charge-offs % (qtr. annualized)	5.29		2.57		1.50		.07		.46

Allowance / Loans %	5.23%		5.07%		4.70%		3.45%		2.80%
Allowance / Charge-offs	.97	x	1.94	x	3.09	x	49.80	x	6.68	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$357		$396		$435		$473		$528		(10)%	(32)%

30+ Delinq. % (a)	5.51%		6.61%		4.97%		3.94%		5.43%
NPL %	19.73		16.10		13.27		8.71		6.68
Charge-offs % (qtr. annualized)	6.46		8.81		9.97		4.55		2.02

Allowance / Loans %	10.32%		10.19%		8.54%		8.52%		5.61%
Allowance / Charge-offs	1.49	x	1.09	x	.83	x	1.75	x	2.93	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,669		$2,696		$2,644		$2,606		$2,614		(1)%	2%

30+ Delinq. % (a)	1.31%		1.32%		1.41%		1.32%		1.22%
Charge-offs % (qtr. annualized)	1.36		1.45		1.23		.81		1.50

Allowance / Loans %	1.12%		1.79%		1.70%		1.26%		1.36%
Allowance / Charge-offs	.81	x	1.24	x	1.40	x	1.57	x	.90	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$328		$342		$345		$361		$304		(4)%	8%

30+ Delinq. % (a)	1.77%		1.83%		2.09%		1.66%		1.71%
Charge-offs % (qtr. annualized)	5.10		3.48		4.04		4.69		2.37

Allowance / Loans %	4.61%		4.56%		5.07%		5.31%		5.55%
Allowance / Charge-offs	.90	x	1.31	x	1.25	x	1.16	x	2.34	x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: MORTGAGE BANKING & CAPITAL MARKETS Quarterly, Unaudited

											2Q09 Change vs.
	2Q09		1Q09		4Q08		3Q08		2Q08		1Q09	2Q08

Total Mortgage Banking
Period-end loans ($ millions)	$592		$668		$674		$746		$715		(11)%	(17)%

30+ Delinq. % (a)	6.03%		7.09%		3.63%		3.35%		2.88%
NPL %	9.37%		5.84%		2.95%		1.59%		.40%

Allowance / Loans %	5.04%		3.67%		4.15%		.96%		.66%

Total Capital Markets
Period-end loans ($ millions)	$2,059		$2,034		$1,918		$1,790		$1,851		1%	11%

30+ Delinq. % (a)	.56%		2.13%		.68%		1.45%		2.44%
NPL %	3.45		1.99		1.43		1.52		2.24
Charge-offs % (qtr. annualized)	2.74		1.14		1.91		3.99		.03

Allowance / Loans %	3.85%		3.54%		3.31%		3.56%		2.31%
Allowance / Charge-offs	1.44	x	3.24	x	1.94	x	.91	x	93.74	x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: NATIONAL SPECIALTY LENDING Quarterly, Unaudited

											2Q09 Change vs.
	2Q09		1Q09		4Q08		3Q08		2Q08		1Q09	2Q08

Total National Specialty Lending
Period-end loans ($ millions)	$6,653		$7,143		$7,668		$8,058		$8,622		(7)%	(23)%

30+ Delinq. % (a)	4.35%		4.49%		3.46%		3.67%		2.67%
NPL %	11.49		11.84		10.88		8.92		6.76
Charge-offs % (qtr. annualized)	9.25		7.47		6.00		5.14		4.18

Allowance / Loans %	7.70%		6.94%		5.82%		5.21%		3.33%
Allowance / Charge-offs	.80	x	.89	x	.95	x	.98	x	.77	x

Key Portfolio Details

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$314		$341		$356		$378		$395		(8)%	(20)%

30+ Delinq. % (a)	8.16%		9.03%		7.51%		13.37%		.80%
NPL %	24.59		20.52		18.22		12.77		12.15
Charge-offs % (qtr. annualized)	7.70		7.66		8.74		.91		1.43

Allowance / Loans %	8.02%		5.23%		4.67%		4.28%		2.63%
Allowance / Charge-offs	.98	x	.67	x	.50	x	4.53	x	1.72	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$579		$682		$780		$927		$1,133		(15)%	(49)%

30+ Delinq. % (a)	4.87%		12.47%		3.19%		5.05%		6.62%
NPL %	52.10		48.91		40.97		32.03		22.02
Charge-offs % (qtr. annualized)	23.56		22.50		19.26		16.06		8.18

Allowance / Loans %	9.75%		7.55%		8.03%		6.79%		4.90%
Allowance / Charge-offs	.37	x	.31	x	.38	x	.38	x	.50	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$4,686		$4,913		$5,105		$5,223		$5,295		(5)%	(11)%

30+ Delinq. % (a)	2.59%		2.38%		2.26%		1.57%		1.30%
NPL %	.13		.10		.10		.11		.13
Charge-offs % (qtr. annualized)	3.94		2.88		2.10		1.70		1.91

Allowance / Loans %	4.13%		3.76%		2.68%		1.74%		1.84%
Allowance / Charge-offs	1.03	x	1.28	x	1.26	x	1.01	x	.96	x

OTC (Consumer Residential Construction Loans)
Period-end loans ($ millions)	$558		$773		$981		$1,202		$1,522		(28)%	(63)%

30+ Delinq. % (a)	7.90%		2.82%		4.43%		4.92%		2.69%
NPL %	64.06		55.19		43.03		28.94		17.61
Charge-offs % (qtr. annualized)	30.53		21.10		14.80		12.29		9.90

Allowance / Loans %	29.46%		23.74%		20.44%		20.16%		7.75%
Allowance / Charge-offs	.80	x	.99	x	1.25	x	1.46	x	.78	x

Permanent Mortgage
Period-end loans ($ millions)	$490		$407		$417		$297		$249		20%	97%

30+ Delinq. % (a)	13.90%		15.72%		12.60%		18.39%		16.43%
NPL %	4.42		2.50		5.32		6.71		7.14
Charge-offs % (qtr. annualized)	.14		.06		—		—		—

Allowance / Loans %	13.93%		13.14%		6.13%		1.84%		2.38%
Allowance / Charge-offs	1.03	x	8.14	x	NM		—		—

Other Consumer
Period-end loans ($ millions)	$25		$26		$29		$30		$28		(5)%	(12)%

30+ Delinq. % (a)	8.05%		8.56%		8.14%		6.65%		6.39%
NPL %	—		—		—		—		—
Charge-offs % (qtr. annualized)	17.40%		15.27%		11.31%		11.66%		13.26

Allowance / Loans %	17.35%		18.94%		13.87%		7.84%		4.06%
Allowance / Charge-offs	.96	x	1.16	x	1.22	x	.66	x	.31	x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $7.4 Billion (38% of Total Loans)
-	Impacted by deterioration in overall economic conditions
-	Diverse and granular portfolio
-	Mostly relationship customers in TN and regional middle market lending efforts

Homebuilder Portfolio: $986 Million (5% of Total Loans)
-	Loans to residential builders and developers
-	Performance under pressure from housing market (oversupply & lack of mortgage availability)
-	Most severe market conditions in Florida, California, Virginia/DC , Arizona, Maryland and Colorado
-	Condominium construction balances small ($140.2 million) but individual commitments tend to be larger
-	In early 2008 ceased originations for National CRE lending; National balances have decreased by 58% since Mar.08

Top 10 States
	% OS	% NPL

TN	24.30%	16.09%
FL	9.84%	64.59%
WA	9.57%	31.23%
NC	6.66%	24.75%
CA	6.60%	47.25%
VA	4.78%	46.81%
TX	4.37%	13.48%
CO	3.83%	46.06%
MD	3.56%	46.09%
AZ	3.40%	57.62%
As of 6/30/09

Income CRE Portfolio: $1.9 Billion (10% of Total Loans)
-	Traditional commercial real estate construction and mini-permanent loans
-	Three-Fourths managed by Regional Banking segment (approx)
-	Less than 17% in national CRE business: wind-down portfolio (approx)
-	Performance suffering from poor general economic conditions (increasing vacancy and rate concessions) and decreased availability of financing (increasing cap rates)

Top 10 States
	% OS	% NPL

TN	45.04%	3.69%
NC	7.95%	20.81%
FL	7.73%	30.80%
GA	6.26%	0.44%
TX	3.77%	0.00%
MS	3.35%	0.46%
WA	3.22%	0.00%
SC	3.18%	0.00%
AZ	2.60%	38.12%
CA	1.91%	45.30%
As of 6/30/09

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $7.4 Billion (38% of Total Loans)
- Performance continues to show moderate deterioration in national portfolio, stable in TN

- Geographically diverse
- Top States (TN=34%, CA = 15%, VA = 4%, WA = 4%, MD = 3%, FL = 3%, GA = 3%)
- Strong borrower quality
- 735 avg. portfolio origination FICO; 731 avg. portfolio FICO (refreshed)
- Good collateral position
- High LTV loans managed through whole loan insurance

- 28% 1st lien and 72% second lien

- 87% of uninsured portfolio <90 CLTV

- 13% of uninsured portfolio is HLTV, 65% of which (or 8.6%) have FICO >700

- No longer originating loans >89.9% CLTV
- Good borrower capacity (37% avg. DTI)

- Primarily retail-sourced (86% retail)

- Mix of older vintage loans
- 50% originated prior to 2006
- Broker origination in 2009 solely related to existing portfolio refinance /
modification activity

Top 10 States
	% OS	Del. %	C/O %

TN	34%	1.31%	.81%
CA	15%	2.69%	5.13%
VA	4%	1.45%	4.77%
WA	4%	2.38%	1.81%
MD	3%	2.08%	2.65%
FL	3%	4.14%	6.31%
GA	3%	1.80%	2.53%
AZ	3%	4.17%	12.59%
PA	2%	1.77%	1.61%
NJ	2%	1.96%	1.78%
As of 6/30/09

Retail vs. Wholesale Originations
	% OS	Del. %	C/O %

Retail	85.72%	1.81%	2.49%
Wholesale	11.99%	4.44%	8.06%
Other	2.28%	2.23%	1.07%
As of 6/30/09

Portfolio Breakdown by LTV and FICO
	<=80%	80% - 90%	>90%
>=740	32.3%	14.3%	4.9%
720-739	7.1%	4.6%	1.9%
700-719	7.1%	4.3%	1.8%
660-699	7.9%	4.0%	3.0%
620-659	2.5%	1.4%	1.2%
<620	.8%	.3%	.4%
* excludes whole loan insurance
As of 6/30/09

	Balance	Origination Characteristics					QTD	YTD
Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %	NCO’s %
pre-2002	6%	77%	717	16%	49%	36%	1.42%	1.72%
2003	10%	74%	731	13%	36%	44%	1.34%	1.33%
2004	13%	77%	728	23%	27%	30%	1.79%	2.05%
2005	21%	80%	732	20%	20%	17%	4.29%	3.77%
2006	17%	77%	735	6%	25%	18%	4.35%	4.02%
2007	20%	79%	741	15%	27%	19%	4.05%	3.34%
2008	10%	71%	749	10%	70%	53%	2.29%	2.05%
2009	4%	71%	755	2%	83%	65%	.00%	.00%

Total	100%	77%	735	14%	34%	28%	3.01%	2.69%
* Correspondent and Wholesale

One-Time Close (OTC) Portfolio: $558 Million (3% of Total Loans)
-	Construction-to-perm loans with short duration

-	Performance under pressure from housing market, borrower stress and lack of product salability in the secondary market

-	Actively identifying and remediating problem accounts
-	In early 2008 ceased originations for OTC lending; balances have decreased by 69% since Mar.08

Top 10 States
	% OS	% NPL

CA	32%	58%
UT	11%	90%
TX	7%	54%
WA	7%	65%
ID	7%	91%
FL	8%	98%
OR	4%	59%
AZ	4%	92%
NC	2%	77%
VA	2%	51%
As of 6/30/09

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading
Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.
Portfolio Reviews are conducted regularly to provide oversight of risk grading decisions for larger credits.
Watch List Process
For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.
Classified & Non-Accruals
When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits.
Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk or if the loans become 90 days or more past due.
Impairment Assessment
Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with SFAS 114 and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value.

One-Time Close (OTC) Loans
For OTC real estate construction loans, reserve levels are established based on portfolio modeling and monthly portfolio reviews conducted with business line managers and credit officers. The inherent risk in credits is examined and evaluated based on factors such as draw inactivity and borrower conditions, often recognizing problems prior to delinquency. In addition, OTC loans that reach 90 days past due are placed on non-accrual. A new appraisal is ordered for loans that reach 90 days past due or are classified as substandard during the monthly portfolio review. Loans are initially written down to current appraised value. Loans are then assessed for charge down again when they reach 180 days past due, and again when they are taken into OREO.

Home Equity Loans & Lines
For home equity loans and lines, reserve levels are established through the use of several models that look at historical losses, cumulative vintage performance, and roll rates. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged-off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write down to appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.
Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.
FAS 91 Fee Deferral: The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value. For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.
FAS 91 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.
FAS 114 Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring. These loans are generally written down to an estimate of collateral value less cost to sell.
Final Inspection Fee: A fee charged to the borrower to inspect a property.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / Loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Millions)	2Q09	1Q09	4Q08	3Q08	2Q08

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$3,394.0	$3,507.7	$3,574.6	$2,872.9	$2,992.7
Less: Preferred stock capital surplus — CPP	790.6	786.6	785.7	—	—
Less: Noncontrolling interest (a)	295.2	295.2	295.2	295.3	295.3

(B) Total common equity	2,308.2	2,425.9	2,493.7	2,577.6	2,697.4
Less: Intangible assets (GAAP) (e)	234.3	235.9	237.5	239.3	241.0

(C) Tangible common equity (Non-GAAP)	2,073.9	2,190.0	2,256.2	2,338.3	2,456.4
Less: Unrealized gains on AFS securities, net of tax	59.2	57.4	42.3	17.8	15.5

(D) Adjusted tangible common equity (Non-GAAP) (b)	2,014.7	2,132.6	2,213.9	2,320.5	2,440.9

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	28,758.9	31,208.0	31,022.0	32,804.4	35,550.0
Less: Intangible assets (GAAP) (e)	234.3	235.9	237.5	239.3	241.0

(F) Tangible assets (Non-GAAP)	28,524.6	30,972.1	30,784.5	32,565.1	35,309.0

Period-end Shares Outstanding
(G) Period-end shares outstanding	215.2	214.9	214.1	214.1	214.3

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (c)	$3,596.3	$3,709.0	$3,784.2	$2,934.0	$3,034.7
Less: Preferred stock capital surplus — CPP	790.6	786.6	782.7	—	—
Less: Noncontrolling interest (a)	295.2	295.2	295.2	295.3	295.3
Less: Trust preferred (d)	300.0	300.0	300.0	300.0	300.0

(I) Tier 1 common (Non-GAAP)	2,210.5	2,327.2	2,406.3	2,338.7	2,439.4

Risk Weighted Assets
(J) Risk weighted assets (c)	$23,327.7	$24,771.8	$25,185.4	$26,427.3	$28,884.7

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	7.27%	7.07%	7.34%	7.18%	6.96%
(A)/(E) Total equity to total assets (GAAP)	11.80%	11.24%	11.52%	8.76%	8.42%
(C)/(G) Tangible book value per common share (Non-GAAP)	$9.64	$10.19	$10.55	$10.92	$11.46
(B)/(G) Book value per common share (GAAP)	$10.73	$11.29	$11.66	$12.04	$12.59
(I)/(J) Tier 1 common ratio (Non-GAAP)	9.48%	9.40%	9.56%	8.85%	8.45%
(H)/(E) Tier 1 capital to total assets (GAAP)	12.50%	11.88%	12.20%	8.94%	8.54%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (b)	8.64%	8.61%	8.80%	8.78%	8.45%
(A)/(E) Total equity to total assets (GAAP)	11.80%	11.24%	11.52%	8.76%	8.42%

(a)	Included in total equity on the consolidated balance sheet.

(b)	See Glossary of Terms for definition of ratio.

(c)	Current quarter is an estimate.

(d)	Included in term borrowings on the consolidated balance sheet.

(e)	Includes goodwill and other intangible assets, net of amortization.

First Horizon National Corporation Second Quarter 2009 Earnings July 17, 2009

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe" "expect" "anticipate" "intend" "estimate" "should" "is likely" "will" "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

Further Strategic Progress in Second Quarter 2009

Ability To Execute	Proactive on Asset Quality	• NPAs declined $19mm or 2% linked-quarter • Charge-offs in-line with expectations at $239mm • 90-day+ delinquencies down $68mm linked-quarter
	Reducing Balance Sheet Risk	• Total assets declined to $28.8B • Reduced national lending portfolios by $0.5B • Reduced mortgage servicing portfolio by ~$20B through run-off and bulk sale
Industry-Leading Strengths	Strong Capital Position[1]	• Tier 1 ratio improved to 15.4% in 2Q09 • Tier 1 Common up to 9.5%, TCE/TA to 7.3% • TCE + Reserves / RWA improved to 13.0%
	Solid Liquidity Position	• Core deposits up ~$200mm or 2% linked-quarter • Loans to core deposits ratio improved 9 points to 140% • Retired $700mm of maturing debt in 2Q09
Attractive Growth Opportunities	Strong Regional Banking Franchise	• Consolidated NIM improved 16bps to 3.05% • Core deposit growth of 1% linked-quarter • JD Power Ranking improved to #2 in Southeast (leader in Tennessee) • Improved operating leverage; efficiency focus
	Focused Capital Markets Business	• 3rd consecutive quarter of strong revenues with $215mm in 2Q09 • Strong fixed income distribution platform with diverse product offering • More than 6,000 depositories and total return clients • Positioned to benefit from current market conditions

FIRST HORIZON NATIONAL CORPORATION

[1]Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix.

3

Capital Analysis Demonstrates Balance Sheet Strength

Assumptions

- Illustrates expected strong 2010 year-end capital ratios based on severe economic conditions
- Pre-tax, pre-provision income at current broker estimates[2]
- Loan losses at reported SCAP median rates by category under more adverse scenario
- $2.5B asset reduction (wind-down), assumes RWA decline by $1.8B from 4Q08
- Ending ALLL at 2.00% of loans
- Tax rate of 35%

Loan Loss Assumptions

	12/31/2008 Loans ($mm)	2009-10 Loss Rate[1]
C&I	7,806	5.8%
Income CRE	1,988	10.6%
Res CRE	1,288	16.5%
Home Equity	7,749	13.3%
OTC	981	16.5%
Permanent Mortgage	1,127	8.0%
Other	339	22.3%
Total	21,278	10.5%

Tier 1 Common Roll-Forward



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
9.6%
(5.7)
3.5
1.1
0.8
(0.6)
8.5%
Hypothetical Illustration
4Q08
Loan Losses
PTPP Earnings
Reserve Release
B/S Shrinkage
Dividends / Warrant
4Q10

Capital Ratios

	Actual 4Q08	Actual 1Q09	Actual 2Q09[3]	Hypothetical 4Q10
Tier 1	15.0%	15.0%	15.4%	14.5%
Tier 1 Common[3]	9.6%	9.4%	9.5%	8.5%
TCE/TA[3]	7.3%	7.1%	7.3%	6.6%
TCE/RWA[3]	8.8%	8.6%	8.6%	7.8%

FIRST HORIZON NATIONAL CORPORATION

[1]Source: Federal Reserve SCAP: Overview of Results. [2]PTPP assumptions based on ThomsonOne broker estimates; average of BAC-ML, FBR, Credit Suisse, FIG, Fox-Pitt, Sterne Agee, Stifel Nicolaus, SunTrust RH, & Wunderlich as of 7/9/09. FHN does not provide earnings estimates & has not endorsed these or any other broker estimates. [3]Current quarter is an estimate; Tier 1 Common & TCE are non-GAAP numbers, and a reconciliation is provided in the appendix.

4

Financial Highlights: Second Quarter 2009 Earnings per share of $(0.58) Net loss available to common shareholders of $(123) million $(15) million impact of TARP CPP preferred $(13)million pre-tax impact of FDIC special assessment fee Loan loss reserve increased by $20 million to 4.91% of total loans NPAs down 2% linked-quarter Capital ratios remain strong Tier I at 15.4%2 TCE/TA at 7.3%2 Tier 1 Common at 9.5%2 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix. Pre-tax, pre-provision income1 of $79 million Core businesses drove $131 million National businesses negatively impacted by hedging and proactive actions on repurchase, foreclosure Net interest margin stabilizing at 3.05%, up 16bps linked-quarter Regional banking NIM up 21bps to 4.71% Fee income as a percent of total revenue at 60% Continued strong fixed income sales Efficiency ratio at 84% Results Key Drivers

Asset Quality

3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 NPLs 208.3 307.1 537.3 770 900 1054.4 1132.7 1126.96 ORE 60 85.3 83.7 106.1 115.5 103.6 119 106.12 Asset Quality Overview NPAs declined 2% linked-quarter, first downtick since 3Q07 Net charge-offs totaled $239 million, annualized 4.77% of loans1 Reserves increased $20 million to $961 million, 4.91% of loans1 Reserve increases in C&I, Income CRE, and Perm Mortgage Partially offset by reserve decrease in Home Equity, OTC 1Asset quality ratios as of 2Q09 NPLs at 6/30/09 OTC & ResCRE 0.65 Remaining Market 0.35 OTC & National CRE 65% Other 35% 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Provision 43.352 156.519 240 220 340 270 Net Charge-Offs 31.384 50.793 99.138 127.672 154.693 191.2 208.3 239.4 Net Charge-Offs -31.384 -50.793 -99.138 -127.672 -154.693 -195 Reserve 245.163 353.067 494.989 597.452 779.565 858 Reserve Increase 11.968 105.726 140.862 91.9 185.307 88.8 91.7 20.6 Reserve % of Loans (right axis) 0.0108 0.0155 0.022 0.0259 0.0352 0.0399 0.0457 0.0491 Reserves Strong, Growth Slowing Non-Performing Assets Flattening 43% 16% 14% 8% (2)%

NPAs declined 2% linked-quarter Problem loan outflows increased while inflows decreased Reduced ORE inventory partially via small bulk sales Individual sales at approximate carrying values Losses taken on bulk sales to move aging inventory Active re-valuation of inventory resulted in increased foreclosure expense Problem Loans - Inflows Declining, Resolutions Rising ORE: Proactive Disposition Efforts3 1Includes Commercial & One-Time Close Portfolios only 2Commercial loan grade migration reflects pass to non-pass 3ORE excludes foreclosed real estate from GNMA loans. Includes fair value adjustments NPLs: Slower Inflows, More Resolutions1 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 758 758 655 1144 640 472 304.994 10161 10161 10495 9716 10113 9960 9557 0 0 8 24 0 11 58 Commercial Loan Downgrades2

C&I Portfolio Performance Bank Exposure1 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 30+ Delq. 0.52 0.005 0.0093 0.0146 0.0115 0.0053 0.0153 0.0082 Net Charge-Offs (Ann.) 0.74 0.002 0.0083 0.0084 0.0164 0.0221 0.0155 0.0143 NPLs 0.0064 0.012 0.0105 0.0103 0.0135 0.0152 Largely TN portfolio, diversified by industry Balances of $7.4B at 2Q09 NCOs of $27mm at 2Q09 Slightly below 1Q09's charge-offs of $30mm as expected Expect modest increase in quarterly rate throughout remainder of 2009 C&I reserves of 3.4% at 6/30/09 Ongoing proactive reviews of portfolio in order to appropriately manage the portfolio in a stressed environment TRUPs and other bank related balances of ~$800mm at 2Q09 39 bank TRUPs with $8mm average size Solid banks overall: avg. Tier 1 ratio2 = 10.8%, avg. Leverage ratio2 = 8.8% 56% are TARP CPP participants2 3 elected interest deferral to date ($22.5mm total) Increased provision accordingly in 2Q09 Other BHC holding loans Graded individually quarterly with reserves adjusted as profile requires C&I Insurance TRUPs Bank TRUPs Other Bank Related Balances 7676 164.3 305.4 300.6 Total C&I $7.4B Insurance TRUPS $0.2B Bank TRUPS $0.3B Other Bank related balances $0.3B 1Outstanding balances as of 6/30/09 2Measures are weighted averages by funded balances and capital ratios are as of 6/30/09

Income CRE Portfolio Traditional commercial real estate construction and mini-permanent loans Balances of ~$2 billion at 2Q09 Three-fourths managed in regional banking Market conditions impacting portfolio performance Recession increasing vacancy and rental rates (NOI) Lack of real estate financing in the market increasing cap rates Reserves of 5.8% at 6/30/09 Retail Multi-Family Office Land Other Industrial Hospitality Income CRE by balances 0.238 0.186 0.144 0.139 0.117 0.103 0.074 Portfolio Characteristics Performance Collateral Type1 Loan Type1 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 30+ Delq. 0.52 0.0196 0.0057 0.0143 0.0347 0.0242 0.0423 0.0282 Net Charge-Offs (ann.) 0.74 0.0013 0.0194 0.0063 0.0024 0.0273 0.0336 0.064 NPLs 0.0354 0.0372 0.0502 0.063 0.0867 1As of 6/30/09 Construction Land Mini-Perm/Non-Construction Property Type 0.213 0.139 0.648 Construction 21% Land 14%% Mini-Perm/ Construction 65% NPLs by Product Type1

Home Equity Portfolio 30+ Delinquency: National vs. Regional1 Net-Charge Offs2 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Regional Banking 0.52 0.004 0.0064 0.0076 0.015 0.0081 0.0123 0.0145 0.0136 National Specialty 0.74 0.0034 0.0062 0.0102 0.0191 0.017 0.021 0.0288 0.0394 Vintage Mix 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Period End Balance 5385.04 5263.97 5140.65 5044.12 4856.63 4686 Constant Pre-Payment Rate (right axis) 0.16 0.15 0.11 0.09 0.15 0.17 National Portfolio Run-Off 30 Day Del. 1/8/2008 2/8/2008 3/8/2008 4/8/2008 5/8/2008 6/8/2008 7/8/2008 8/8/2008 9/8/2008 10/8/2008 11/8/2008 12/8/2008 1/1/2009 2/1/2009 3/1/2009 4/9/2009 5/9/2009 6/9/2009 Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 National Specialty 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Industry = 13.20% 1Source: McDash industry data as of April 2009. FHN data excludes FHB. 2Net Charge-Offs are annualized

National Wind-Down Portfolios: OTC, Perm Mortgage, & Res CRE 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 OTC Commitments 3.4 3 2.6 2 1.5 1.3 1 0.776 OTC Balances 2.2 2 1.8 1.5 1.2 0.981 0.773 0.558 Unfunded Commitments 1 0.8 0.5 0.3 0.3 0.23 0.218 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Nat'l Res CRE Balances 1.432 1.4 1.1 0.927 0.78 0.682 0.579 Nat'l Res CRE Commitments 2.3 2 1.6 1.3 1 0.99 0.68 NPLs as % of portfolio 0.078 0.1207 0.2202 0.3203 0.4097 0.4891 0.521 30+day Del. 0.0428 0.0662 0.0505 0.0319 0.1247 0.0487 79% One-Time Close Permanent Mortgage1 National portfolios on track for wind-down OTC balances down 28% to $558mm from 1Q09 Completed loans paid off, modified to perm mortgage, or managed as problem assets OTC reserves of 29.5% at 6/30/09 Perm portfolio is heterogeneous; performance varies by pool Delinquency and severity driving higher reserves and losses Reserve growth also from available LOCOM depletion Perm mortgage reserves of 8.9% at 2Q09 Res CRE national balances down 15% to $579mm at 2Q09 Res CRE national reserves of 9.8% at 6/30/09 National Res CRE 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Perm Mortgage Balances 647 1004 1080 1127 1109 1112 30+Del. 0.0636 0.0738 0.0694 0.1011 0.0944 Charge-Offs Ann. 0.663175 0.0115 0.0022 0.0057 0.0347 0.0797 1Perm Mortgage reflects consolidated asset quality trends 70%

First Half 2009 Trends generally consistent with previously communicated expectations Res CRE charge-offs lower than expected, C&I and Income CRE reserves higher than expected 2Q09: Total charge-offs as expected; reserve growth driven by C&I, Income CRE, Perm Mortgage Home Equity delinquency remains relatively stable Commercial grade migration continues to slow Second Half 2009 Expectations generally consistent with prior views Wind-down of national specialty portfolio should drive sequentially lower charge-offs and reserves Credit Expectations and Risks Summary 1Other includes permanent mortgage, other consumer, and credit card

Financial Results

Consolidated Financial Results Pre-tax, pre-provision income1 of $79mm NII flat linked-quarter Improved NIM offset smaller balance sheet Fees down $115mm linked-quarter Smaller mortgage hedging gains ($7mm compared to $85mm in 1Q09) Continued strong fixed income sales Expenses down to $412mm in 2Q09 Impacted by significant items related to FDIC insurance, national wind-down efforts (repurchase, foreclosure) Positive impacts from lower incentives in capital markets and efficiency efforts Provision down $40mm linked-quarter Exceeded $239mm in net charge-offs ($20mm reserve build) Period-end shares increased to 214mm2 Prior quarters restated to reflect stock dividend Numbers may not add to total due to rounding. Consolidated financials not impacted by revisions to segment methodologies in 2Q09 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2At 6/30/09

Regional Banking 1Q09 Capital Markets Corporate Mortgage National Specialty Significant Impacts in Pre-Tax, Pre-Provision Earnings Pre-Tax, Pre-Provision Earnings1 2Q09 Drivers / Impacts 2Q09 Revenue 2Q09 Expense Repurchase reserves: $(29)mm vs. $(12)mm 1Q09 PMI reinsurance: $(8)mm vs. $(14)mm 1Q09 Foreclosures: $(5)mm vs. $(1)mm 1Q09 Consumer lending repurchases: $(12)mm vs. $(10)mm in 1Q09 $31 $38 $89 $100 $(12) $(7) $85 $(33) $(5) $(19) $207 $(168) $215 $(114) $18 $(25) $30 $(63) $22 $(41) Core Business (sub-total) Total $108 $131 $439 $(308) $187 $79 $491 $(412) FDIC special assessment, all segments: $(13)mm 2Q09 Reduced rate of incentive provisioning, lower production Foreclosures: $(11)mm vs. $(6)mm 1Q09 Foreclosures: $(5)mm vs. $(1)mm 1Q09 Lower, though strong, fixed income sales Smaller hedging gains: $7mm vs. $85mm 1Q09 Warehouse valuation: $(10)mm vs. $8mm 1Q09 NIM improvement, seasonal fee increase Numbers are in millions of dollars and may not add to totals due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. Note: Segment financials reflect revised cost allocation and funds transfer pricing methodologies.

Reduced balance sheet risk further in 2Q09 National portfolios continuing to wind-down; run-off rate increased in 2Q09 Soft loan demand in regional banking MSR bulk sale Total assets expected to shrink another $0.5-1.5B in 2H09 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Regional Banking 10 9.7 10.3 10.1 10.4 10.5 Capital Markets 0.214 0.374 0.374 Corporate 1.2 1.6 1.3 1.5 1 1.5 Mortgage 1.4 0.7 1.8 0.9 1.3 1 National Specialty 0.2 0.2 0.3 0.1 0.1 0.117 Assets Core Deposits by Segment (P/E) Reducing Balance Sheet Risk, Growing Deposits $12.9 $13.2 $13.5 Numbers may not add to total due to rounding. 1Excludes corporate segment loans. Includes divestiture balances. Mortgage I/O assets included in Trading Securities. Mortgage hedge assets included in Other. 2Includes excess Fed balances of ~$500mm at 6/30/09. Core deposits up 5% since 4Q08 Regional banking core deposits increased 4% from 4Q08 to 2Q09, up 1% linked-quarter Escrow balances from mortgage business declining as servicing portfolio winds-down

Improved Net Interest Margin 2Q09 NIM improved 16bps to 3.05% Widening spreads on new loans with improved pricing Continued core deposit growth Successful step-down of 4Q08 promotional deposit rates Reduced NPA inflows, fewer interest reversals NIM expected to expand modestly over remainder of 2009 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Consolidated NIM 0.0284 0.0279 0.0287 0.0277 0.0281 0.0301 0.0301 0.0296 0.0289 0.0305 Consolidated Net Interest Margin Yields and Rates 2Q08 3Q08 4Q08 1Q09 2Q09 Loss of Yield and Int Reversals 16 20 23 17 16 Adverse Impact of Non-Accruals 2Q08 3Q08 4Q08 1Q09 2Q09 Loan Yield 0.0529 0.0516 0.0478 0.0397 0.0392 Deposit Cost 0.0244 0.0229 0.0211 0.0177 0.014 Spread (right axis) 285 287 267 220 252 1 1Spread is loan yield minus deposit cost

Fee Income Driven by Core Business 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Regional Banking 87204 92685 88032 82720 76316 81376 Capital Markets 133905 124633 98514 177285 216690 189588 Corporate 162021 8669 7537 6320 3106 6503 Mortgage/Nat'l Specialty 172707 116445 82878 114502 10183 Fees as % of Revenue 0.63 0.58 0.62 0.67 0.6 Fee Income by Businesses Line Fee Income as a percent of total revenue 60%, down from 67% in 1Q09 Regional Banking fees up 7% linked-quarter Seasonally higher deposit & cash management fees Capital Markets achieved another strong quarter of fixed income sales Strong distribution capabilities Market conditions (volatility, liquidity) Diverse product offering Mortgage & National Specialty fees down 91% Mortgage impacted by less favorable hedging conditions, servicing portfolio wind-down National Specialty impacted by consumer repurchase reserve increase

Continued Focus on Efficiency and Productivity 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 Regional Banking 151 146 154 163 168 168 Capital Markets 116 101 88 115 152 114 Corporate 167 37 41 2 17 25 Mortgage/Nat'l Specialty 179 117 65 80 104 2Q09 expenses down $5mm from 1Q09 Core business expenses down 9% Mortgage & Other expenses impacted by wind-down efforts Repurchase reserve increase, foreclosures Total headcount down 1% linked-quarter Continued emphasis on driving down efficiency ratio through productivity, fixed cost reduction Significant environmental costs in expense run-rate Expenses Foreclosure Repurchases FDIC Risk Mgmt. Other East 21.8 29.1 21.3 5 335 ~$70mm Environmental Costs (Foreclosure, repurchases, credit/risk, FDIC) 2Q09 Expenses

Segment Results: Regional Banking Linked-quarter core deposit growth of 1% Target client wallet share focus Promotion balance retention NIM increased 21bps NIM improved from 1Q09's cyclical low Improving new loan spreads Fees increased $5mm linked-quarter Seasonality, improved environment Expenses unchanged from 1Q09 Continued focus on efficiency and productivity FDIC special assessment Pre-tax, pre-provision income1 of $38mm Lower provision of $51mm, down $47mm from 1Q09 Reduced commercial grade migration Delinquency trends in consumer portfolio stabilized Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. Note: Segment financials reflect revised cost allocation and funds transfer pricing methodologies.

Segment Results: Capital Markets Pre-tax income of $79 million Another strong quarter of fixed income revenues at $170mm Strong distribution capabilities Market conditions (volatility, liquidity) Diverse product offering Expense decrease of $38mm from 1Q09 Reduced rate of incentive provisioning Lower production Provision increase of $7mm from 1Q09 Continued review of TRUPs and bank- related loans Continued management of balance sheet usage from trading inventory Trading desk procures inventory principally for sale to customers Benefit of strong distribution network Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. Note: Segment financials reflect revised cost allocation and funds transfer pricing methodologies.

Summary Solid earnings power from core franchises, opportunity for improvement NIM improving off previous quarter low Growing core deposit base in Regional Banking Capital Markets distribution model benefiting from environment Meaningful efficiency and productivity opportunities Flattening NPAs, charge-offs consistent with expectations Reflects proactive approach, wind-down nature of national portfolios Increased clarity on asset quality despite weak economic conditions Significant loan loss reserves Continued de-risking of balance sheet through national wind-down Capital and liquidity remain strong

Driving Long-Term Returns & Profitability

Appendix

Liquidity and Capital Remain Strong 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 1Q09 Peer Median Tangible Common Equity 0.0623 0.0629 0.085 0.0885 0.0896 0.0884 0.0889 0.069 Reserves 0.0113 0.0163 0.0199 0.0288 0.0337 0.038 0.0412 0.017 TCE+Res / RWA 0.0736 0.0791 0.105 0.1173 0.1234 0.1264 0.1301 0.086 Numbers may not add to total due to rounding. 22Q09 ratios estimated at 6/30/09. Peer median includes Top 50 banks at 1Q09. TCE and TA are considered non-GAAP, and a reconciliation is provided in the appendix. 2Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $4.0B. TCE + Reserves / RWA1 12.3% 12.6% 13.0% 8.6% Liquidity Wholesale Funding2 - P/E Balances ($B) Capital Ratios1 Continued core deposit growth Asset reductions, deposit growth offsetting debt maturities Retired ~$700mm of debt in 2Q09 Wholesale funding in non-credit sensitive sources

Credit Quality Summary by Portfolio Numbers may not add to total due to rounding Material differences in the performance of the national portfolios vs. the core franchise portfolios Portfolio metrics in the national wind-down portfolios becoming increasingly worse as wind-down enters final stages

Portfolio Characteristics Home Equity - Differentiated Portfolio Characteristics TN 0.34 CA 0.15 VA 0.04 WA 0.04 MD 0.03 FL 0.03 GA 0.03 AZ 0.03 PA 0.02 NJ 0.02 Other 0.37 30+ Delinquency: Key Drivers FICO Score Channel Lien Position Geographic Distribution % of portfolio 86% 14% 1st Lien 2nd Lien Lien Position 0.0134 0.0244 % of portfolio 28% 72% % of portfolio >=740 720-739 700-719 660-699 <660 FICO Score (Refreshed) 0.0102 0.0259 0.0323 0.0297 0.0468 50% 14% 13% 15% 9% Retail Wholesale/Other Channel Mix 0.0181 0.0409 First Second Total Balance $2.1B $5.3B $7.3B Original FICO 734 736 735 Original CLTV 70% 80% 78% Full Doc 78% 69% 71% Owner Occupied 85% 96% 93% HELOCs $0.8B $3.6B $4.4B Weighted Avg. HELOC Utilization 50% 59% 57%

Appraised Value Pre-Charge Down Balance Cumulative Charge Down Book Balance (6/30/09) East 836.8 785.1 522.2 522.2 262.9 Problem Loans Written Down to Realizable Values, Reserves Largely for Performing Credits FAS 114 Charge-Downs1 Commercial Loan Reserves 837 785 522 34% write-down (263) 1Approximation based on most recent appraised value, which can be impacted by changing market conditions and asset disposition. Generally, classified non-accrual loans over $1mm are assessed for impairment in accordance with FAS-114 Commercial loans typically charged-down to net realizable value rather than holding reserves

Mortgage Segment Pre-Tax, Pre-Provision Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. Note: Segment financials reflect revised cost allocation and funds transfer pricing methodologies.

Reconciliation to GAAP Financials Slides 3, 5, 15, 16, 21, and 22 use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.

Reconciliation to GAAP Financials Slides 3, 4, 5, and 26 use non-GAAP information of TCE, TA, and Tier 1 Common. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. 1Current quarter is an estimate 2Includes goodwill and other intangible assets, net of amortization 2 2